EXHIBIT 10.1

ARRANGEMENT AGREEMENT

among

TAILWIND FINANCIAL INC.

and

AV ACQUISITION CORP.

and

ALLEN-VANGUARD CORPORATION

Dated as of January 23, 2009

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND SCHEDULES	1

Section 1.01	Definitions.	1
Section 1.02	Schedules	12

ARTICLE II ARRANGEMENT	13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY	22

i

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER	44

Section 4.01	Due Incorporation, Assets and Liabilities.	44
Section 4.02	Corporate Authorization.	44
Section 4.03	Governmental Authorization.	45
Section 4.04	No Violation.	45

ARTICLE V COVENANTS OF THE COMPANY	52

Section 5.01	Conduct of the Business.	52
Section 5.02	Access to Information.	53
Section 5.03	Notices of Certain Events.	54
Section 5.04	Reporting and Compliance With Law.	54

ARTICLE VI COVENANTS OF ALL PARTIES	54

Section 6.01	Provisions Relating to Exclusivity.	54
Section 6.02	Superior Proposal.	58
Section 6.03	Best Efforts; Further Assurances.	59

ARTICLE VII CONDITIONS	64

Section 7.01	Condition to the Obligations of the Company, Parent and the Purchaser	64
Section 7.02	Conditions to Obligations of Parent and the Purchaser.	65
Section 7.03	Conditions to Obligations of the Company.	67

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER	69

ARTICLE IX GENERAL PROVISIONS	71

Section 9.01	Waiver.	71
Section 9.02	Survival of Representations and Warranties.	72
Section 9.03	Amendments, Modification and Waiver.	72
Section 9.04	Notices.	72

v

January 23, 2009

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT (this “Agreement”) is made as of January 23, 2009 by and among Tailwind Financial Inc., a Delaware corporation (“Parent”), AV Acquisition Corp., a corporation incorporated under the Business Corporations Act (Ontario) and a wholly-owned subsidiary of Parent (“Purchaser”) and Allen-Vanguard Corporation, a corporation incorporated under the Business Corporations Act (Ontario) (the “Company”).

WHEREAS, the Boards of Directors of Parent, the Purchaser and the Company have each approved the terms and conditions of a business combination of the Company and the Purchaser, upon the terms and subject to the conditions set forth herein;

WHEREAS, the business combination of the Company and the Purchaser shall be effected by the terms of this Agreement through a plan of arrangement, pursuant to section 182 of the OBCA (as defined below), of the Company and the Purchaser;

WHEREAS, the Arrangement (as defined below) is intended, among other things, to provide the Company Shareholders (as defined below) with the opportunity to dispose of their shares of Company Common Stock (as defined below) in exchange for shares of Parent Common Stock (as defined below) on the terms and subject to the conditions set out herein;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that the Arrangement is fair to the Company Shareholders and in the best interests of the Company, approved this Agreement and declared its advisability and approved the Arrangement and the other transactions contemplated by this Agreement, and (ii) resolved to recommend acceptance of the Arrangement and adoption of this Agreement by the Company Shareholders (as defined below); and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, the Purchaser and the Company hereby agree as follows:

ARTICLE I
DEFINITIONS AND SCHEDULES

Section 1.01         Definitions.

(a)	For purposes of this Agreement:

“Action” means any investigation, inquiry, audit, litigation, suit, claim, action, application, complaint, grievance, or other legal, administrative or arbitration proceeding of any nature whatsoever.

“Affiliate” of a specified Person means any other Person who, directly or indirectly through one or more intermediaries, Controls, is controlled by, or is under common Control with, such specified Person.

“Annual Financial Statements” means the audited consolidated financial statements of the Company as at and for each of the fiscal years ended September 30, 2006, September 30, 2007 and September 30, 2008, together with the notes thereto and the auditors’ report thereon.

“Arrangement” means an arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 9.03 hereof or Article 5 of the Plan of Arrangement or made at the direction of the Court in the Interim Order or the Final Order.

“Arrangement Resolution” means the special resolution of the Company Shareholders approving the Arrangement.

“Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement that are required to be sent to the Director after the Final Order is made.

“Books and Records” means all books of account, share registers and other financial and corporate records, copies of tax records, sales and purchase records, customer and supplier lists, computer software, formulae, business reports, registers and operating manuals, plans and projections and all other documents, files, correspondence and other information (whether in written, printed, electronic or computer printout form), of the Company and each Company Subsidiary.

“Business” with respect to the Company means the business of developing and marketing proprietary technologies, tools and training used to defeat and minimize the effects of hazardous devices and materials, whether Chemical, Biological, Radiological, Nuclear or Explosive (“CBRNE”) and as more fully described in the Company’s Annual Information Form dated December 29, 2008.

“Business Day” means any day on which banks are not required or authorized to close in the City of New York or in the City of Ottawa.

“Canadian Dollars” or “CAD$” means lawful currency of Canada.

“Canadian Securities Laws” means all applicable securities laws in the provinces of Canada, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, the respective regulations, rules, orders and forms under such laws and the applicable published policy statements, national instruments, and multilateral instruments of and any exempting orders issued by the Canadian Securities Regulators.

“Canadian Securities Regulators” means the securities commission or other securities regulatory authority in each of the provinces of Canada.

“Certificate” means a certificate or certificates representing shares of Company Common Stock.

“Circular” means the notice of the Company Meeting, accompanying management proxy circular and forms of proxy, including all appendices thereto, to be sent to Company Shareholders, as applicable, in connection with the Company Meeting, as same may be amended from time to time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Common Stock” means the common shares of the Company, without par value.

“Company Financing” means the issuance by the Company, by way of public rights offering of  up to 350,877,193 subscription receipts  for a price of CAD$0.285 per subscription receipt (aggregate proceeds of up to CAD$100 million) with each subscription receipt being exercisable, without further consideration and contingent upon completion of the Arrangement, into one share of Company Common Stock (which will participate in the Arrangement) on the Effective Date and prior to the Effective Time; provided that such public rights offering must be completed by March 20, 2009, and must be on terms acceptable to Parent, acting reasonably.

“Company Material Adverse Effect” means any change, circumstance, occurrence, event, fact or effect which does not affect the Company disproportionately (a) that has given rise to, or would reasonably be expected to give rise to, a material adverse change, or that has had, or would reasonably be expected to have, a material adverse effect (taken alone or in the aggregate with any other adverse change or effect) in, on or with respect to the business, results of operations, condition (whether financial or otherwise), capital or future prospects of the Company and the Company Subsidiaries as a whole; or (b) that is preventing or materially impeding, or is reasonably likely to prevent or materially impede, the Company from performing its obligations under this Agreement; provided, however, that the above shall not include any event, circumstance, change, occurrence, fact or effect resulting from or relating to: (i) changes in the North American or international financial markets in general, (ii) any change in the market price or trading volume of the Company Common Stock, (iii) changes in general economic conditions in any region in which the Company or the Company Subsidiaries operate, (iv) changes in the industry in which the Company and the Company Subsidiaries operate, (v) the public announcement of this Agreement or the Transactions,  (vi) any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, or (vii) changes in GAAP.

“Company Meeting” means the annual and special meeting of the Company Shareholders, including any adjournment thereof, to be called and held in accordance with the Interim Order, to consider, among other things, the Arrangement, and for any other proper purpose as may be set out in the notice for such meeting.

“Company Permit” means all franchises, grants, authorizations, licenses, certifications, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company and the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted and proposed to be conducted after the Effective Time.

“Company Reports” means all forms, reports, statements, schedules and other documents required to be filed by the Company and the Company Subsidiaries with the Canadian Securities Regulators, whether filed prior to or subsequent to the date hereof.

“Company RSUs” means the Restricted Share Units issued from time to time under the Company RSU Plan and outstanding.

“Company RSU Plan” means the Restricted Share Unit Plan established on September 21, 2007, as amended to date and as they may be further amended from time to time as expressly permitted by this Agreement.

“Company Shareholders” means the holders of Company Common Stock.

“Company Stock Options” means, at any time or times, the options to purchase shares of Company Common Stock, granted under the Company Stock Option Plans, whether or not exercisable and whether or not vested, being outstanding and unexercised, at such time or times.

“Company Stock Option Plans” means, collectively, the Stock Option Plan established on September 21, 2007 and the Non-Employee Director Stock Option Plan established on September 21, 2007, in each case as amended to date and as they may be further amended from time to time as expressly permitted by this Agreement.

“Company Subsidiaries” means the Subsidiaries of the Company set out on Schedule 3.01 and any other Subsidiaries of the Company from time to time.

“Company Warrants” means the warrants issued by the Company to the Company Warrantholders, as detailed on Schedule 3.05.

“Company Warrantholders” means the holders of Company Warrants.

“Confidentiality Agreement” means the confidentiality agreement between Parent and the Company dated October 29, 2008.

“Contamination” means the presence of, or Release on, under, from or to the environment of any Hazardous Substance, except the routine storage and use of Hazardous Substances from time to time in the ordinary course of business, in compliance with Environmental Laws.

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Court” means the Superior Court of Justice (Ontario).

“DGCL” means the Delaware General Corporation Law.

“Director” means the Director appointed pursuant to Section 278 of the OBCA.

“Dissent Rights” means the rights of holders of Company Common Stock to dissent in respect of the Arrangement as described in Section 3.1 of the Plan of Arrangement.

“Dissenting Shareholder” means a holder of Company Common Stock who duly exercises Dissent Rights in respect of the shares of Company Common Stock held by such holder.

“Drop Dead Date” means April 17, 2009 or such later date as may be mutually agreed by the parties to this Agreement.

“Effective Date” means the date shown on the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement.

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date.

“Environmental Laws” means any Law, permit, authorization and opinion relating to: (A) the environment, human health or safety associated with the environment, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odour, wetlands, pollution, Contamination or any injury or threat of injury to persons or property.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules, regulations and related notices thereunder.

“Exchange Rate” means the rate posted by the Bank of Canada for one CAD$ expressed in U.S.$ at noon on the Business Day immediately preceding the Effective Date.

“Exchange Ratio” means 0.046492659 multiplied by the Exchange Rate.

“Exercise Date” means the date that is two Business Days prior to the Effective Date.

“Final Order” means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed.

“Financial Statements” means, collectively, the Annual Financial Statements and the Third Quarter Financial Statements.

“Generally Accepted Accounting Principles” or “GAAP” means those accounting principles which are recognized as being generally accepted in Canada by the Canadian Institute of Chartered Accountants from time to time, as set out in the Handbook published by the Canadian Institute of Chartered Accountants, as amended from time to time.

“Governmental Authority” means: (i) any domestic or foreign, national, federal, provincial, state, county, local, municipal or regional government or body; (ii) any multinational, multilateral or international body; (iii) any subdivision, agency, commission, board, instrumentality or authority of any of the foregoing governments or bodies; (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing governments or bodies; (v) any domestic, foreign, international, multilateral or multinational judicial, quasi-judicial, arbitration or administrative court, tribunal, adjudicator, commission, board or panel; or (vi) any person employed by, acting for, or on behalf of, any of the foregoing bodies.

“Hazardous Substances” means: (A) any hazardous substance, pollutant or contaminant, as such terms are defined under any Environmental Law; (B) any petroleum or petroleum product or by-product, asbestos or asbestos-containing material, urea-formaldehyde, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; and (C) any other substance which is the subject of regulatory action by any Governmental Authority pursuant to or could give rise to Liability under any Environmental Law.

“Indebtedness” means, as of a given time, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which the Company or any of the Company Subsidiaries is liable, contingently or otherwise, as obligor or otherwise, and any commitment by which the Company or any of the Company Subsidiaries assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (ii) all indebtedness guaranteed in any manner by the Company or any of the Company Subsidiaries, including a guarantee in the form of an agreement to repurchase or reimburse; (iii) all obligations under capitalized leases in respect of which the Company or any of the Company Subsidiaries is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Company or any of the Company Subsidiaries assures a creditor against loss; and (iv) all interest, prepayment penalties, premiums, fees and expenses (if any) thereon.

“Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefore, trade name, license, invention, patent, patent application, industrial designs, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs and data bases, names (including “Allen-Vanguard”) and all derivations thereof, domain name and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto, in each case which is owned or licensed or filed by the Company, any Company Subsidiary or any of their Affiliates or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

“Interim Order” means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by 2.02.

“ITA” means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time.

“Laws” means all laws, statutes, codes, ordinances, decrees, consent decrees, rules, regulations, by-laws, statutory rules, policies, judicial or arbitral or administrative or ministerial or departmental or judgments, Privacy Laws, orders, decisions, rulings, letters of finding or awards, agency requirements, including general principles of common and civil law, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Authority, statutory body or self-regulatory authority, and the term “applicable” with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking or securities.

“Liabilities” means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured or other, and without limiting the foregoing, includes an obligation to respond to an Order.

“Liens” means all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges, claims or rights of third parties of any kind, including, without limitation, any option, agreement, right of first refusal or right of first offer or limitation on voting rights.

“Med-Eng Settlement Amount” means any after-tax amounts paid by the  former shareholders of Med-Eng Systems, Inc., an Ontario corporation acquired by the Company, in connection with the Action described in Schedule 3.10.

“Misrepresentation” shall have the meaning attributed to such term in the OSA.

“OBCA” means the Business Corporations Act (Ontario) and the regulations thereunder as in effect as of the date hereof and as may be amended from time to time prior to the Effective Time.

“Order” means any legally enforceable judgment, order, decision, writ, injunction, stipulation, ruling or decree of, or any settlement under jurisdiction of, any Governmental Authority.

“OSA” means the Securities Act (Ontario), as in effect as of the date hereof and as may be amended from time to time prior to the Effective Date.

“Parent Common Stock” means the common stock of Parent, par value U.S. $0.001 per share, currently listed on the NYSE Alternext US.

“Parent Material Adverse Effect” means any change, circumstance, occurrence, event, fact or effect (a) that is preventing or materially impeding, or is reasonably likely to prevent or materially impede, Parent from performing its obligations under this Agreement; provided, however, that the above shall not include any event, circumstance, change, occurrence, fact or effect resulting solely from or relating solely to: (i) changes in the North American or international financial markets in general, (ii) any change in the market price or trading volume of Parent Common Stock, (iii) changes in general economic conditions in any region in which Parent or its Subsidiaries operate, (iv) changes in the industry in which Parent and its Subsidiaries operate, (v) the public announcement of this Agreement or the Transactions, (vi) any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, or (vii) changes in U.S. GAAP.

“Permitted Liens” means, in respect of the Company and any of the Company Subsidiaries, (A) statutory liens for current Taxes and assessments or other governmental charges not yet due and payable, or the amount or validity of which is being contested in good faith, by the Company or such Company Subsidiary, as the case may be and for which a reserve has been established by the Company or such Company Subsidiary on its Books and Records, and (B) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s and carriers’ liens and other similar statutory liens arising in the ordinary course of business of the Company or such Company Subsidiary consistent with past practice, (C) zoning, entitlement, building and other land-use regulations imposed by governmental agencies having jurisdiction over real property which are not violated by the current use and operation of the real property, and (D) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the real property which do not materially impair the occupancy or use of the real property for the purposes for which it is currently used.

“Person” shall be broadly interpreted and includes any natural person, legal person, partnership, limited partnership, joint venture, unincorporated association or other organization, trust, trustee, executor, administrator or liquidator, regulatory body or agency, government or governmental agency, authority or entity, however designated or constituted and whether or not a legal entity.

“Personal Information” means information about an identifiable individual.

“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Annex I annexed hereto and any amendments or variations thereto made in accordance with Section 9.03 hereof or Article 5 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

“Privacy Laws” means all laws, statutes, codes, ordinances, decrees, consent decrees, rules, regulations, by-laws, statutory rules, letters of finding, policies, judicial or arbitral or administrative or ministerial or departmental or judgments, orders, decisions, rulings or awards, agency requirements relating to the protection of privacy and the processing of Personal Information, including general principles of common and civil law, policies and guidelines of applicable Governmental Authorities, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Authority, statutory body or self-regulatory authority.

“Purchaser Parties” means, collectively, Parent and the Purchaser.

“Recommendation” means the recommendation of the Company Board to the Company Shareholders that the Company Shareholders vote in favour of the Arrangement Resolution, the acceptance of the Arrangement, and the adoption of this Agreement.

“Release” means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration or release of a Hazardous Substance from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly-owned treatment works, or waste treatment, storage or disposal systems.

“Remediation” means any investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling, and analysis, installation, reclamation, closure or post-closure in connection with the suspected, threatened or actual Release of Hazardous Substances.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended and the rules, regulations and related notices thereunder.

“Securities Legislation” means the Securities Act, the Exchange Act and the Canadian Securities Laws, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, and the applicable rules, regulations, rulings, orders and forms made or promulgated under such statutes and the published policies of the regulatory authorities administering such statutes, as well as the rules, regulations, by-laws and policies of the TSX and the NYSE Alternext US.

“Subsidiary” or “Subsidiaries” of a Person means any corporation, partnership, joint venture or other legal entity of which such Person (a) owns, directly or indirectly, 50% or more of the outstanding common stock, limited partnership or member interests or other equity interests, or otherwise has a financial interest of 50% or more thereof, or (b) is or Controls a general partner or other managing body of such legal entity.

“Tax” or “Taxes” means any and all taxes, surtaxes, fees, levies, duties, tariffs, imposts, withholdings and other charges of any kind (together with any and all interest, fines, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, net worth, gross receipts, property, sales, use, capital stock, payroll, employment, social security, health, Canada Pension Plan and provincial pension plan contributions, workers’ compensation or employment insurance and unemployment insurance premiums or compensation; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges; and including any Liability in respect of any item described above as a transferee or successor, pursuant to U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), or as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment (whether oral or written).

“Tax Returns” means all returns, reports, declarations, designations, schedules, notices, forms, elections, information statements, remittances and similar statements (including estimated Tax returns, claims for refunds, amended returns and reports and information returns and reports and any attachments thereto) with respect to Taxes filed or required to be filed with any taxing authority, domestic or foreign.

“Third Quarter Financial Statements” means the unaudited consolidated financial statements of the Company for the nine months ended June 30, 2008, together with the notes thereto.

“Transaction Documents” means this Agreement, and all other agreements and documents contemplated hereunder, executed herewith or required to implement or give effect to the Transactions.

“Transactions” means the transactions contemplated by this Agreement, the Plan of Arrangement and by any of the Transaction Documents, and including, for greater certainty, the Arrangement.

“TSX” means the Toronto Stock Exchange.

“United States Dollars” or “U.S.$” means lawful currency of the United States.

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

“U.S. Securities Laws” means the Securities Act and the Exchange Act.

“U.S. Securities Regulators” means the SEC or any state securities regulatory authority in the United States.

(b)           The following additional terms have the meanings given to such terms in the corresponding sections of this Agreement:

SECTION	DEFINED TERM

Section 6.02(d)	Acquisition Proposal
Section 2.10(b)(i)	Adjusted RSUs
Section 3.08(c)	Approvals
Section 6.01(g)	Break Fee
Section 4.04	Charter Documents
Section 9.01	Claim
Section 6.01(c)	Company Representatives
Section 3.21(a)	Company Schedules
Section 6.07	Effective Date Period
Section 3.17(c)	Environmental Permits
Section 6.01(a)	Exclusivity Period
Section 6.08(a)	Indemnified Parties
Section 3.12(a)	Key Employees
Section 3.14(d)	Leases
Section 3.11(a)	Material Contracts
Section 2.06(a)	Other U.S. Filings
Section 4.11	Parent Financial Statements
Section 6.01(d)	Parent Group Representatives
Section 4.20(a)	Parent SEC Documents
Section 2.05(a)	Parent Stockholders
Section 2.05(a)	Parent Stockholders Meeting
Section 2.05(a)	Parent Stockholder Proposals
Section 3.12(e)	Plans
Section 6.01(c)	Potential Transaction
Section 6.01(d)	Potential Alternative Transaction
Section 9.01	Prospectus
Section 2.06(a)	Proxy Statement
Section 6.01(h)	Reimbursement Fee
Section 3.11(a)	Related Party Agreement
Section 9.01	Released Interest
Section 3.11(a)	Restrictive Agreement
Section 6.02(e)	Superior Proposal
Section 8.02(a)	Termination Date
Section 4.10(b)	Trust Account
Section 4.10(b)	Trust Fund
Section 4.10(b)	Trustee

Section 1.02         Schedules

The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof:

SECTION	Schedule

Annex I	Plan of Arrangement
3.01	Company Subsidiaries, Jurisdiction and Location
3.04(a)	Required Contractual Consents and Notices
3.05	Capitalization
3.06(a)	Securities Laws Non-Compliance
3.06(c)	Securities Laws Investigations
3.08(b)	Permits; Compliance
3.09	Company Material Adverse Changes
3.10	Litigation
3.11(a)(A)	Oral Material Contracts
3.11(a)(B)	Written Material Contracts
3.12(a)	Employee Matters
3.12(b)	Outstanding Employee Claims
3.12(e)	Employee Plans
3.13	Customers
3.14(d)	Real Property Leases
3.15(a)	List of Intellectual Property
3.15(b)	Intellectual Property Claims
3.16(a)	Delinquent Tax Filings
3.16(b)	Delinquent Tax Remittances
3.16(f)	Material Liability for Taxes
3.16(h)	Tax Assessments or Re-Assessments
3.16(j)	Tax Waiver, Extension, Rulings, or Extra-Jurisdictional Liability
3.16(l)	Transfer Pricing Compliance
3.24	Product Warranty; Product Liability
4.01	Due Incorporation, Assets and Liabilities of Purchaser Parties
4.03	Parent Governmental Authorization
4.08	Fees
4.10	Capitalization and Ownership of the Parent, Trust Fund
4.12	Contracts, Payments on Change of Control
6.01(b)	List of Parties to Potential Transaction
6.11	New Directors and Officers
6.12	Parent’s Board Nominees
7.02(k)(A)	Persons Delivering Lock-Up Agreements
7.02(k)(B)	Form of Lock-Up Agreements

ARTICLE II
ARRANGEMENT

Section 2.01         Implementation Steps by the Company.

Subject to the terms of this Agreement, the Company covenants in favour of Parent and the Purchaser that the Company shall:

(a)
As soon as reasonably practical after execution and delivery of this Agreement and the preparation of a substantially-completed Circular in accordance with Section 2.04, and in cooperation with Parent’s counsel, apply in a manner acceptable to Parent and the Purchaser, acting reasonably, under Section 182 of the OBCA for an order approving the Arrangement and the Interim Order, and thereafter proceed with and diligently seek to obtain the Interim Order and complete the Arrangement;

(b)
Convene and hold the Company Meeting for the purpose of considering the Arrangement Resolution (and for any other proper purpose as may be set out in the notice for such meeting with the prior approval of Parent acting reasonably), in accordance with the Interim Order;

(c)	Include the Recommendation in the Circular (which Recommendation, for greater certainty, shall be subject to the provisions of Section 6.02);

(d)	Subject to obtaining the approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order; and

(e)
Subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the OBCA to give effect to the Arrangement.

Section 2.02         Interim Order.

The notice of motion for the application referred to in Section 2.01(a) shall request that the Interim Order provide:

(a)	For the class of Persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;

(b)
That the requisite approval for the Arrangement Resolution shall be 66-2/3% of the votes cast on the Arrangement Resolution by the Company Shareholders, voting as a separate class, present in person or by proxy at the Company Meeting; such that each Company Shareholder is entitled to one vote for each share of Company Common Stock held, or such other majority as may be approved by the Court;

(c)
That, in all other respects, the terms, restrictions and conditions of the by-laws and articles of the Company, including quorum requirements and all other matters, shall apply in respect of the Company Meeting;

(d)	For the grant of the Dissent Rights;

(e)
That each Company Shareholder will have the right to appear before the Court at the hearing of the Court to approve the Final Order so long as such Company Shareholder enters an appearance within a reasonable time; and

(f)	For the notice requirements respecting the presentation of the application to the Court for a Final Order.

Section 2.03         Articles of Arrangement.

The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and all as subject to the provisions of the Plan of Arrangement, implement the Plan of Arrangement.

Section 2.04         Company’s Circular

(a)
As promptly as practicable after the execution and delivery of this Agreement, the Company and its legal counsel shall prepare the Circular, which shall include information provided by Parent regarding the disclosure required to be provided in respect of the Purchaser Parties in accordance with applicable Securities Legislation and the OBCA, which Parent agrees to provide promptly upon request, together with any other documents required by Securities Legislation and other applicable Laws or the Interim Order in connection with the Arrangement, and as promptly as practicable after the date of execution of this Agreement, the Company shall cause the Circular and any other documentation required in connection with the Company Meeting to be sent to each Company Shareholder and to be filed as required by the Interim Order, applicable Securities Legislation and the OBCA.  The Circular together with any other documents required by Securities Legislation and the OBCA shall be in form and substance satisfactory to Parent, acting reasonably. The Company will cause the Circular to provide adequate notice advising the Company Shareholders of their right to attend the hearing of the Court to give approval of the Arrangement and provide them with sufficient information necessary for them to exercise that right.

(b)
The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, executive officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Circular or any other statement, filing, notice or application made by or on behalf of the Purchaser Parties, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Arrangement and the Transactions.

(c)
Without limiting the generality of the foregoing, the Company will ensure that the Circular provides the Company Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Company Meeting and to allow Parent to rely upon the exemption from registration provided under subsection 3(a)(10) of the Securities Act with respect to the issuance of Parent Common Stock in exchange for the Company Shares pursuant to the Transactions.

Section 2.05         Parent’s Stockholder Meeting

(a)
Parent shall (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of the stockholders of Parent (the “Parent Stockholders Meeting”) for the purpose of securing the approval of Parent’s stockholders (the “Parent Stockholders”) of, among other things (1) the issuance of the shares of Parent Common Stock to the Company Shareholders in connection with the Arrangement, (2) an increase in the number of shares of common stock that Parent is authorized to issue, if required (3) the approval of the change of name of Parent to “Allen-Vanguard Corporation”, (4) the amendment to the Certificate of Incorporation of Parent to remove various provisions that are specific to SPACs, and (5) the adoption of the Company RSU Plan and the Company Warrants (collectively, the “Parent Stockholder Proposals”); (ii) recommend to the Parent Stockholders the approval of the Parent Stockholder Proposals and the Transactions and use commercially reasonable efforts to obtain, as promptly as practicable, such approvals, and (iii) cooperate and consult with the Company with respect to each of the foregoing matters. Parent shall provide notice to the Company of the Parent Stockholders Meeting and allow Company’s representatives to attend the Parent Stockholders Meeting.

(b)
The board of directors of Parent will recommend to the Parent Stockholders the approval of the Parent Stockholder Proposals and the Transactions and Parent, in its capacity as the sole stockholder of the Purchaser, has approved and adopted this Agreement and the Transactions by the execution of a written consent of sole stockholder in lieu of a meeting. Parent and its board of directors shall not withdraw, amend, modify or qualify the recommendation  of the Parent Stockholder Proposals (or announce its intention to do so).

Section 2.06         Parent Proxy Statement.

(a)
As promptly as practicable after the execution of this Agreement, Parent will prepare a Proxy Statement in connection with the Parent Stockholders Meeting (the “Proxy Statement”). Parent will consult with the Company with respect to the preparation of the Proxy Statement and in connection with, and will respond to, any comments of the SEC and will use its best efforts to have the Proxy Statement cleared by the SEC, and the respective rules and regulations promulgated thereunder, as promptly as practicable after its filing, and Parent will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, Parent will prepare and file any other filings required to be filed by it under the Exchange Act, and the rules and regulations promulgated thereunder, the Securities Act or any other U.S. federal or state laws relating to the Arrangement and the Transactions (the “Other U.S. Filings”). Parent will notify the Company promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any Other U.S. Filings or for additional information and will supply the Company with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement, the Arrangement, the Transactions or any Other U.S. Filings. Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 2.06 to comply in all material respects with all applicable requirements of Law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other U.S. Filings, Parent will promptly inform the Company of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to the Parent Stockholders, such amendment or supplement. The Proxy Statement together with any other documents required by Securities Legislation and shall be in form and substance satisfactory to the Company, acting reasonably.

(b)
The Company shall, upon request by Parent, furnish Parent with all information concerning itself, its Subsidiaries, directors, executive officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of the Purchaser Parties or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Arrangement and the Transactions.

(c)
The Company shall indemnify and hold harmless the Purchaser and its directors and officers from and against all claims, damages, liabilities, actions or demands to which they may become subject insofar as such claims, damages, liabilities, actions or demands arise out of or are based upon the information provided by the Company and included in the Proxy Statement or any amendment thereto; provided however that, notwithstanding the foregoing, the Company shall have no liability or obligation under this paragraph (c) in the event that such information shall have been modified in any way, or reproduced in any manner other than that provided by the Company, without its prior written consent.

Section 2.07         Preparation of Filings.

(a)	Each of Parent, Purchaser and the Company shall cooperate and use its reasonable commercial efforts in:

(i)
the preparation and filing of any application and any other documents reasonably deemed by Parent or the Company to be necessary to discharge their respective obligations under Securities Legislation, the DGCL and the OBCA in connection with the Arrangement and the Transactions;

(ii)	the taking of all such action as may be required under any applicable Securities Legislation in connection with the Arrangement; and

(iii)	the taking of all such action as may be required under the DGCL and the OBCA in connection with the Transactions.

(b)
Each of Parent and the Company shall furnish to the other all such information concerning it and its stockholders as may be required (and, in the case of its stockholders, available to it) for the effecting of the actions described in Section 2.04 and Section 2.06 and the foregoing provisions of this Section 2.07 and the obtaining of all regulatory approvals required by Section 7.01(d), and each covenants that no information furnished by it (to its knowledge in the case of information concerning its stockholders) in connection with such actions will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in light of the circumstances in which it is furnished.

(c)
Each of Parent and the Company shall promptly notify each other if, at any time before or after the Effective Time, it becomes aware that the Circular or the Proxy Statement, as the case may be, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular or the Proxy Statement, as the case may be.  In any such event, the Company or Parent, as the case may be, shall (with the cooperation and assistance of the other) prepare a supplement or amendment to the Circular or the Proxy Statement, as the case may be, or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to the Company Shareholders or the Parent Stockholders, as the case may be and/or filed with the relevant securities regulatory authorities.

(d)
The Purchaser Parties shall indemnify and hold harmless the Company and its directors and officers from and against all claims, damages, liabilities, actions or demands to which they may become subject insofar as such claims, damages, liabilities, actions or demands arise out of or are based upon the information provided by the Purchaser Parties and included in the Circular or any amendment thereto in order to comply with Securities Legislation and the OBCA; provided however that, notwithstanding the foregoing, the Purchaser Parties shall have no liability or obligation under this paragraph (d) in the event that such information shall have been modified in any way, or reproduced in any manner other than that provided by a Purchaser Party, without its prior written consent.  In no event will this paragraph be interpreted to permit the Company to make a claim against the Trust Account (as defined below) in violation of Section 9.01 of this Agreement.

Section 2.08         Company Action

The Company hereby approves of and consents to the Arrangement and represents that the Company Board, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the Transactions are fair to the Company Shareholders and in the best interests of the Company, (ii) approved and declared advisable this Agreement and the Transactions, and (iii) resolved to make the Recommendation, and agrees and undertakes to use its reasonable commercial efforts to obtain the necessary vote in favour of the Arrangement by the Company Shareholders, subject to the provisions of Section 6.02.  The Company hereby consents to the inclusion in the Circular of the Recommendation and the Company shall not withdraw, qualify, modify or amend the Recommendation in any manner adverse to Parent or Purchaser except as and only to the extent permitted by Section 6.02.

Section 2.09         Consideration.

In connection with the Arrangement:

(a)
Holders of Company Common Stock at the Effective Date who do not exercise Dissent Rights under the Arrangement and are entitled to receive fair value for the Company Common Stock held by them, will be entitled to receive, in exchange for each share of Company Common Stock, a fraction of a share of Parent Common Stock equal to the Exchange Ratio. If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares.

(b)	Company Stock Options that are not exercised prior to the Exercise Date will be cancelled and terminated at the Effective Time.

(c)
Holders of Company Warrants that are not exercised prior to the Exercise Date will be entitled to retain such Company Warrants and such Company  Warrants will be exercisable from and after the Effective Date for shares of Parent Common Stock after making adjustments as contemplated by Section 2.11 hereof.

(d)
Holders of Company RSUs that are not redeemed prior to the Exercise Date will be entitled to retain such Company RSUs, and such Company RSUs will be redeemable from and after the Effective Date for cash as provided in the Company RSUs (adjusted to reflect the Exchange Ratio and as otherwise required to reflect the Arrangement), or for shares of Parent Common Stock after making adjustments as contemplated by Section 2.10(b) hereof.

(e)
No certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates (after taking into account all Certificates delivered by such holder) and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. Company Shareholders who would otherwise have been entitled to receive decimal five (0.5) or more of a share of Parent Common Stock pursuant to the Arrangement shall receive a number of shares of Parent Common Stock rounded up to the next whole number of shares of Parent Common Stock.  Company Shareholders who would otherwise have been entitled to receive less than decimal five (0.5) of a share of Parent Common Stock pursuant to the Arrangement shall receive a number of shares of Parent Common Stock rounded down to the next whole number of shares of Parent Common Stock.  For greater certainty, Company Shareholders shall not be entitled to receive a cash payment in lieu of a fractional share of Parent Common Stock.

Section 2.10         Company Stock Options and Company RSUs.

(a)
Before the Effective Date, the Company Board (or, if appropriate, any committee of the Company Board administering the Company Stock Option Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

(i)
in accordance with the provisions of the Company Stock Option Plans, declare that all of the unvested Company Stock Options shall vest and specify a date prior to the Effective Date before which all Company Stock Options must be exercised, failing which any unexercised Company Stock Options shall terminate at the Effective Time; and

(ii)	make such other changes to the Company Stock Option Plans as Parent and the Company may agree are appropriate to give effect to the Arrangement.

(b)
Before the Effective Date, the Company Board (or, if appropriate, any committee of the Company Board administering the Company RSU Plan) shall adopt such resolutions or take such other actions as may be required to effect the following:

(i)
amend the terms of all outstanding unvested Company RSUs, as necessary and as permitted by the Company RSU Plan, to provide that, at the Effective Time, the Company RSUs outstanding immediately prior to the Effective Time (the “Adjusted RSUs”) shall from and after the Effective Time be redeemable in accordance with the terms of the Company RSU Plan for such number of shares of Parent Common Stock as equals (i) the number of shares of Company Common Stock for which the Company RSUs, if vested, would have been redeemable immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio; and

(ii)	make such other changes to the Company RSU Plan as Parent and the Company may agree are appropriate to give effect to the Arrangement.

(c)
At the Effective Time, by virtue of the Arrangement and without the need of any further corporate action, Parent shall assume the Company RSU Plan, with the result that all obligations of the Company under the Company RSU Plan, including with respect to unvested Company RSUs outstanding at the Effective Time (adjusted pursuant to Section 2.10(b)), shall be obligations of Parent following the Effective Time.

(d)
As soon as practicable after the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable in connection with the redemption of the Adjusted RSUs.  Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted RSUs or any unsettled awards granted under the Company RSU Plan after the Effective Time may remain outstanding.

Section 2.11         Company Warrants.

(a)
Following the Effective Time, the Company Warrants shall be exercisable in accordance with the terms thereof for such number of shares of Parent Common Stock as equals (a) the number of shares of Company Common Stock for which the Company Warrants were exercisable immediately prior to the Effective Time multiplied by (b) the Exchange Ratio. The exercise price for the Company Warrants following the Effective Time shall be the exercise price for the Company Warrants prior to the Effective Time divided by the Exchange Ratio.

(b)
Parent shall prepare and file with the SEC a registration statement on Form S-1 (or another appropriate form) registering for public sale such shares of Parent Common Stock issuable upon exercise of Company Warrants dealt with under the Arrangement. Such registration in respect of Parent Company Stock issuable upon exercise of those Company Warrants covered in any existing registration rights agreement shall comply and be made in accordance with the terms of such registration rights agreement. The registration with respect to each other holder of Company Warrants not covered in any existing registration rights agreement shall be made as soon as practicable after the Effective Time and shall be kept effective (and the current status of any prospectus required thereby shall be maintained) at least for so long as any Company Warrants held by such other holders remain outstanding.

Section 2.12         Adjustments to Consideration to Company Common Shareholders.

If the Company shall receive any Med-Eng Settlement Amount after the date of this Agreement but before March 15, 2009, for every CAD$1,000,000 of payments received by the Company in respect of the Med-Eng Settlement Amount (after giving effect to taxes payable and contingent liabilities relating to which the Med-Eng Settlement Amount has been paid) the Exchange Ratio will be increased by a percentage equal 0.001109883 multiplied by the Exchange Rate.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to Parent and Purchaser to enter into this Agreement and to implement the Transactions, the Company hereby represents and warrants to Parent and Purchaser as follows:

Section 3.01         Organization and Qualification; Subsidiaries.

The Company is a corporation duly formed, validly existing and in good standing under and by virtue of the Laws of the Province of Ontario, Canada, and has all power and authority, corporate and otherwise to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. Each of the Company Subsidiaries is listed on Schedule 3.01. Each Company Subsidiary is duly formed, validly existing and in good standing under and by virtue of the Laws of their respective jurisdiction of organization, and has all power and authority to own and operate its properties and assets and to carry on businesses as now conducted and as proposed to be conducted.  Except as set forth on Schedule 3.01, neither the Company nor any Company Subsidiary is qualified to do business as a foreign corporation in any jurisdiction, and there is no jurisdiction in which the character of the property owned or leased by the Company or any Company Subsidiary or the nature of its activities make qualification of the Company or any Company Subsidiary in any such jurisdiction necessary, except where the failure to so qualify would not have a Company Material Adverse Effect.  The only offices or business locations of the Company and each Company Subsidiary are listed on Schedule 3.01. Neither the Company nor any Company Subsidiary has taken any action, adopted any plan, or made any agreement in respect of any merger, consolidation, sale of all or substantially all of its respective assets, reorganization, recapitalization, dissolution or liquidation, except as explicitly set forth in this Agreement.

Section 3.02         Certificate of Incorporation and By-Laws.

The Company has heretofore made available to Parent a complete and correct copy of the certificate of incorporation or other constating documents and the by-laws or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary.  Such certificates of incorporation, constating documents, by-laws or equivalent organizational documents, as amended to date, are in full force and effect.  Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its certificate of incorporation, constating document, by-laws or equivalent organizational documents.

Section 3.03         Authority.

The Company has all necessary corporate power and authority to execute and deliver each of the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transactions.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action of the Company.  No corporate proceedings on the part of the Company are necessary to authorize the Transaction Documents or to consummate the Transactions, other than the approval of the Company Shareholders and the filing of appropriate documents as required by the OBCA.  Each of the Transaction Documents has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto and subject to the terms and conditions of this Agreement and the requisite approval of the Arrangement Resolution by the Company Shareholders, each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.04         No Conflict; Required Filings and Consents.

(a)
The execution and delivery of the Transaction Documents by the Company do not, and the performance by the Company of its obligations thereunder, will not, (i) result in a breach of or conflict with or violate the certificate of incorporation or other constating documents or by-laws or any equivalent organizational documents, each as amended to date, of the Company or any Company Subsidiary, (ii) result in a breach of, constitute a default under, violate or conflict with any material term or provision of any order of any court, Governmental Authority or any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, or result in any payment under, any Material Contract (as defined in Section 3.11) or Company Permit or, except as set forth in Schedule 3.04(a), require the Company or any Company Subsidiary, under the terms of any agreement, contract, arrangement or understanding to which it is a party or by which it or any property or asset of the Company or Company Subsidiary is bound, to obtain the consent or approval of, or provide notice to, any other party to such agreement, contract, arrangement or understanding; or (iv) give rise to any Liability not disclosed in Schedule 3.04(a).

(b)
The execution and delivery of the Transaction Documents by the Company do not, and the performance by the Company of its obligations hereunder and thereunder, will not, require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Authority, except (A) for applicable requirements, if any, of Canadian Securities Laws, the Investment Canada Act and filing of appropriate documents as required by the OBCA, and (B) as contemplated by Section 2.01, Section 2.02 and the Plan of Arrangement.

Section 3.05         Capitalization.

Schedule 3.05 sets forth, with respect to the Company and each Company Subsidiary, as at the date hereof: (i) such company’s authorized capital, (ii) the number of such company’s equity securities that are outstanding, (iii) each security convertible into or exercisable or exchangeable for such company’s equity securities, the number and type of equity securities such security is convertible into and the exercise or conversion price of such security.  Except as set forth on Schedule 3.05, there is no contract that requires or under any circumstance would require the Company or any Company Subsidiary to issue, or grant any right to acquire, any securities of the Company or any Company  Subsidiary, or any security or instrument exercisable or exchangeable for or convertible into, the capital stock or membership interest of the Company or any Company Subsidiary or to merge, consolidate, dissolve, liquidate, restructure, or recapitalize the Company or any Company Subsidiary.  The Company Common Stock and the equity securities of each Company Subsidiary (i) have been duly authorized and validly issued and are fully paid and non-assessable, and (ii) were issued in compliance with all applicable federal, provincial  and state securities laws.

Section 3.06         Securities Law Matters; Financial Statements.

(a)
The Company is a “reporting issuer” or has equivalent status in each of the provinces of Canada.  The Company Common Stock is listed on the TSX.  Other than as disclosed in Schedule 3.06(a), the Company has not been notified of any default or alleged default by the Company of any material requirement of the TSX or applicable Canadian Securities Laws.  No Canadian Securities Regulators have issued any order preventing or suspending trading of any securities of the Company and the Company is not in material default of any requirement of applicable Canadian Securities Laws.

(b)
At the time that they were filed or, if amended, as of the date of such amendment, the Company Reports complied in all material respects, and each report subsequently filed by the Company with the Canadian Securities Regulators will, on the date filed, comply in all material respects, with all applicable requirements of Canadian Securities Legislation as in effect on the date so filed.  The Company Reports did not or will not, at the time they were or will be filed, or, if amended, as of the date of such amendment, contain any Misrepresentation.

(c)
Neither the Company nor any of the Company Subsidiaries has filed with the SEC any registration statement under the Securities Act or is currently registered, or has prior to the date hereof been registered, under the Exchange Act.  The Company is not currently required, and, with the exception of notices filed with the SEC on Form D pursuant to Rule 503 of Regulation D under the Securities Act and similar notices filed with certain state securities regulatory authorities as permitted by section 18 of the Securities Act or in connection with offerings of securities effected pursuant to exemptions from applicable state registration requirements, has not prior to the date hereof been required, to file any form, report or other document with the U.S. Securities Regulators.  No Company Subsidiary is required to file any form, report or other document with the Canadian Securities Regulators or the U.S. Securities Regulators.  Except as set out in Schedule 3.06(c), the Company has not received any non-routine inquires or interrogatories, whether in writing or otherwise, from any Canadian Securities Regulators, the TSX or any other Governmental Authority, or, to the knowledge of the Company, been the subject of any investigation, audit, review or hearing by or in front of such Persons, in each case with respect to any of the Company Reports or any of the information contained therein.

(d)
Each of the consolidated financial statements contained in the Company Reports, including, for greater certainty, the Financial Statements, and including, in each case, any notes thereto, have been and, as regards such financial statements prepared after the date hereof, will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and each fairly presents or will fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments) and reflects appropriate and adequate reserves for contingent Liabilities in accordance with GAAP.

(e)
Except as and to the extent set forth in the Company Reports, neither the Company nor any Company Subsidiary has any Liability, except for (i) Liabilities incurred in the ordinary course of Business consistent with past practice since September 30, 2008, or (ii) Liabilities for fees, costs and expenses incurred in connection with the Transactions.

(f)
The Company and the Company Subsidiaries have devised and maintain a system of internal accounting controls and information systems sufficient to provide reasonable assurances that (x) transactions are executed in accordance with management’s general or specific authorization, and (y) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP, and (B) to maintain accountability for assets, in all material respects.

Section 3.07         Information to be Supplied.

(a)
The Circular and the other documents required to be filed by the Company with the Canadian Securities Regulators in connection with the Transactions will comply as to form in all material respects with the requirements of the Canadian Securities Laws and the OBCA, as the case may be.  Each of the Circular and the other documents required to be filed by the Company with the Canadian Securities Regulators in connection with the Transactions and any of the information supplied or to be supplied by the Company or the Company Subsidiaries or their representatives for inclusion or incorporation by reference in the Circular will not, on the date of its filing or mailing, on the date of the Company Meeting or at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(b)
Notwithstanding the foregoing provisions of this Section 3.07, no representation or warranty is made by the Company with respect to statements made in the Circular based on information supplied by or on behalf of the Purchaser Parties for inclusion therein, unless such information shall have been modified in any way, or reproduced in any manner other than that provided by a Purchaser Party, without its prior written consent.

Section 3.08         Permits; Compliance.

(a)
The operations of the Company and the Company Subsidiaries have been conducted in compliance with all Laws in each jurisdiction in which it or they carry on business or hold a Company Permit, except where the failure to so comply has not resulted in a Company Material Adverse Effect.  The Company holds all necessary Company Permits and all such Company Permits are in full force and effect.

(b)
Except as set out on Schedule 3.08(b), neither the Company nor any of the Company Subsidiaries is in default, in any material respect, with respect to any Law or Company Permit or has received written notice of any possible violation (or of any investigation, inspection, audit, or other proceeding by any Governmental Authority involving allegations of any violation) of any Law or Company Permit, and, to the knowledge of the Company, no investigation, inspection, audit or other proceeding by any Governmental Authority involving allegations of any violation of any Law or Company Permit is threatened or contemplated.

(c)
Each of the Company and the Company Subsidiaries has, and to the knowledge of the Company all employees or agents of each of the Company and the Company Subsidiaries have, all material licenses, franchises, permits, authorizations, certifications, easements, variances, exceptions, consents and orders, including approvals from all Governmental Authorities (“Approvals”) required for the conduct of the business of each of the Company and the Company Subsidiaries and the occupancy and operation, for its present uses, of the real and personal property which each of the Company and the Company Subsidiaries owns or leases and neither the Company nor any of the Company Subsidiaries is in material violation of any such Approval or any terms or conditions thereof.

(d)
All Approvals for the Company and each of the Company Subsidiaries are, in all material respects, in full force and effect, have been issued to and fully paid for by the holder thereof and, to the knowledge of the Company, no suspension or cancellation thereof has been threatened.

(e)	No Approvals for the Company and each of the Company Subsidiaries, nor any Company Permits, will terminate or cease to be valid and in effect by reason of the Transactions.

Section 3.09         Absence of Certain Changes or Events.

Except as (a) expressly contemplated by this Agreement or in Schedule 3.09, or (b) described in the Company Reports filed prior to the date of this Agreement, since September 30, 2008: (i) the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (ii) there has not been any Company Material Adverse Effect, (iii) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.01; and (iv) other than as disclosed in Schedule 3.05, none of the Company or any Company Subsidiary has issued or granted any options, warrants, debentures or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary.

Section 3.10         Absence of Litigation.

Except as set forth in Schedule 3.10, there are no Actions outstanding or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary at law or in equity or before or by any court or other Governmental Authority.  To the knowledge of the Company, there are no grounds upon which any Action may be commenced against the Company or a Company Subsidiary.  Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation, inquiry or audit by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

Section 3.11         Contracts.

(a)
Schedule 3.11(a)(A) contains a complete list of all oral contracts or agreements to which the Company or any Company Subsidiary is a party involving a commitment in excess of CAD$15,000. Schedule 3.11(a)(B) contains a complete list of all written contracts and agreements to which the Company or any Company Subsidiary is a party:  (i) each contract, agreement or account involving aggregate annual payments to the Company or any Company Subsidiary of more than CAD$10.0 million, or aggregate annual payments by the Company or any Company Subsidiary of more than CAD$5.0 million, (ii) all material contracts and agreements with any Governmental Authority, (iii) all contracts and agreements that (A) limit or purport to limit the ability of the Company or any Company Subsidiary or, to the Company’s knowledge, any key executives of the Company or any Company Subsidiary, to compete in any line of business or with any Person or in any geographic area or during any period of time or otherwise restricts the development, manufacture, marketing, distribution or sale of any products or services by the Company or any Company Subsidiary, (B) require the Company or any Company Subsidiary to use any supplier or third party for all or substantially all of the requirements or needs of the Company or a Company Subsidiary and that provide for services of more than CAD$5.0 million, or aggregate annual payments by the Company or any Company Subsidiary of more than CAD$5.0 million, (C) limit or purport to limit in any material respect the ability of the Company or any Company Subsidiary to solicit any customers or clients of the other parties thereto, (D) contain “non-solicitation” or “no-hire” provisions that restrict the Company or any Company Subsidiary in any manner, or (E) require the Company or any Company Subsidiary to market or co-market any services or products of a third party (each of (A) through (E), a “Restrictive Agreement”); (iv) all contracts, agreements and arrangements between the Company or any of the Company Subsidiaries, on the one hand, and any Affiliate, stockholder or officers, directors or principals of the Company or any Company Subsidiary on the other hand (each such contract, a “Related Party Agreement”); (v) all joint venture contracts, partnership arrangements or other agreements outside the ordinary course of business involving a sharing of profits, losses, costs or Liabilities by the Company or any Company Subsidiary with any third party; (vi) all licenses issued by any other Governmental Authority including, without limitation, the identity of the respective licensees thereunder; (vii) each material employment, services or consulting contract with any employee, service provider or consultant of the Company or any of the Company Subsidiaries; (viii) any standstill or similar contract currently restricting the ability of the Company or any Company Subsidiary to offer to purchase or purchase the assets or equity securities of another Person; (ix) each material contract providing that the Company, any Company Subsidiary or any of their respective employees maintain the confidentiality of any information, or providing for any Person to maintain the confidentiality of any information material to the Company, any Company Subsidiary or their respective businesses; (x) any contract under which the Company or any Company Subsidiary has directly or indirectly guaranteed Indebtedness of any Person; (xi) any contract under which the Company or any Company Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of Indebtedness to, any Person; (xii) any contract granting a third party any license to any Intellectual Property Rights involving aggregate annual payments to the Company or any Company Subsidiary of more than CAD$10.0 million, or pursuant to which the Company or any Company Subsidiary has been granted by a third party any license to any software or Intellectual Property Rights, or any other license, option or other contract relating in whole or in part to Intellectual Property Rights or the intellectual property of any other Person; (xiii) all collective bargaining agreements, letters of understanding, and all other agreements between the Company or a Company Subsidiary and any trade union, employee association or similar organization; and (xiv) all other material contracts and agreements, including any sole source contracts with suppliers and licensors, whether or not made in the ordinary course of business, which are material to the Company or any Company Subsidiary or the conduct of their respective businesses. The contracts in Schedule 3.11(a)(A) and Schedule 3.11(a)(B), collectively, the “Material Contracts”.

(b)
Each Material Contract is valid and binding on the Company or the Company Subsidiary that is a party thereto or bound thereby, as the case may be, is, in all material respects, in full force and effect against the Company or the relevant Company Subsidiary, except to the extent it has expired in accordance with its terms, and represents the entire agreement between or among the parties thereto with respect to the subject matter thereof; and, upon consummation of the Transactions, each Material Contract shall continue in full force and effect without penalty.  None of the Company or any Company Subsidiary or, to the knowledge of the Company, as of the date of this Agreement, any other party thereto, is in breach of, or default under, in any material respect, any Material Contract.

(c)	The Company has made available to Parent a true, complete and correct copy of each Material Contract, together with all material amendments, waivers or other changes thereto.

Section 3.12         Employee Matters.

(a)
Schedule 3.12(a) sets forth a true and complete list of the names, titles, annual salaries or wage rates and other compensation, benefits and office location of all employees of the Company or any Subsidiary whose general (or annualized in the case of recent hires) compensation exceeds CAD$100,000 (or CAD$ equivalent if paid in another currency) (“Key Employees”), indicating all changes in salaries and wage rates per employee since September 30, 2008.  Schedule 3.12(a) also sets forth a true and complete list of all written agreements with Key Employees.

(b)
The Company and all Company Subsidiaries have complied with all applicable Laws and Orders relating to employment or labor other than those Laws and Orders with which it could fail to comply, either individually or in the aggregate, without causing a Company Material Adverse Effect.  Except as set forth on Schedule 3.12(b), no present or former employee, officer or director of the Company or any Company Subsidiary has commenced or threatened, or will have commenced at the Effective Date, any Action against the Company or any Company Subsidiary for any matter including, but not limited to, for (i) wages, salary, bonus, vacation, severance, benefit plans, or sick pay except for the same incurred in the ordinary course of business for the last payroll period prior to the Effective Time, or (ii) Actions respecting employment conditions, standards or practices, including discrimination, harassment including sexual harassment, pay equity, or health and safety conditions, which in each case if successful would result in a Company Material Adverse Effect.

(c)
There is no: (i) unfair labor practice complaint against the Company or any Company Subsidiary pending or ongoing before the National Labor Relations Board, relevant employment standards or labour relations board, tribunal or commission in Canada or any equivalent provincial, state or local agency, board or commission in any jurisdiction where the Company or any Company Subsidiary carries on business and has employees; (ii) pending or ongoing labor strike, lock-out, slow down or other material labor trouble affecting the Company or any Company Subsidiary; (iii) material labor grievance pending or ongoing against the Company or any Company Subsidiary; (iv) pending or ongoing representation question or certification application respecting the employees of the Company or any Company Subsidiary; or (v) pending or ongoing arbitration proceeding arising out of or under any collective bargaining agreement to which the Company or any Company Subsidiary is a party.  In addition, to the Company’s knowledge: (a) none of the matters specified in clauses (i) through (v) above is threatened against the Company or any Company Subsidiary; (b) no union organizing activities are in progress or have taken place within the last five (5) years with respect to the Company or any Company Subsidiary; and (c) no basis exists for which a claim may be made or Action may be commenced under any collective bargaining agreement to which the Company or any Company Subsidiary is a party.

(d)
Neither the Company nor any of the Company Subsidiaries has entered into, made any commitments to conduct or conducted negotiations for, nor is the Company or any of the Company Subsidiaries a party to, either directly or by operation of Law, any collective agreement, letter of understanding, or other agreement with any trade union, employee association or other similar organization, which would cover any employee or dependant contractor of the Company or any of the Company Subsidiaries, currently or in the future, except as disclosed in Schedule 3.12(a).  In the past five (5) years, there have not been any strikes, labour disturbances, work refusals, lock-outs, or slow downs by any of the employees of the Company or Company Subsidiaries.

(e)
Schedule 3.12(e) sets forth a true and complete list of every written pension, retirement, profit sharing, bonus, incentive compensation, savings, deferred compensation, stock option, stock purchase or stock appreciation, employee stock ownership, fringe benefit, vacation, health, welfare, medical, dental, vision, supplemental unemployment benefit, life insurance, disability, sick pay, severance pay, group insurance or other written or oral employee benefit plans, programs or arrangements currently or within the last one (1) year sponsored, maintained or contributed to by the Company or any of the Company Subsidiaries or with respect to which the Company or any of the Company Subsidiaries participates in or has any potential liability or obligations (collectively, the “Plans”).  Each Plan has been maintained and administered in all material respects in compliance with its terms and all applicable Laws and in accordance with all understandings, written or oral, between the Company and employees of the Company or any of the Company Subsidiaries and between any of the Company Subsidiaries and employees of the Company or any of the Company Subsidiaries.  All contributions to the Plans (including both employee and Company and/or Company Subsidiary contributions), including premium payments, that are required to have been made, whether by virtue of the terms of the particular Plan or arrangement or by operation of Law, have, in all material respects, been made by the due date thereof (including all applicable extensions).

(f)
(i) No promise to make any improvements to any Plan or to adopt any additional plan has been made except as required by Law and no improvements to any Plan will be made or promised by the Company, and no promise to adopt any additional plan will be made, before the Effective Date; (ii) no event has occurred which could subject the Company or any of the Company Subsidiaries to any material tax, penalty or fiduciary liability in connection with any Plan which has not been accrued on the Annual Financial Statements; (iii) there have been no withdrawals of surplus or contribution holidays, except as permitted by Law and the terms of the Plans; and (iv) no Plan provides post-employment or post-retirement benefits to former or retired employees or to the beneficiaries or dependants of former or retired employees, other than as required by Law.

(g)	No insurance policy or any other contract or agreement affecting any Plan requires or permits a retroactive increase in premiums or payments due thereunder.

(h)
The Company has furnished or made available to the Parent true, correct, up-to-date and complete copies of all the Plans, as amended as of the date hereof together with all current and past related documentation and all amendments thereto.

(i)
Neither the Company nor any of the Company Subsidiaries have received notice of the intent of any Governmental Authority responsible for the enforcement or administration of labour or employment laws, to conduct an audit, inquiry or investigation of the Company or the Company Subsidiaries.

(j)
There are no outstanding Actions, orders, charges or fines against the Company or any of the Company Subsidiaries under any occupational health and safety legislation or other Laws. All levies, assessments and penalties made against or premiums owed by the Company or the Company Subsidiaries pursuant to applicable workers’ compensation or workplace safety and insurance legislation have, in all material respects, been paid in full, and there has been no reassessment under such legislation during the past three years and, to the knowledge of the Company, there are no circumstances that would permit a reassessment

(k)
All obligations of the Company and the Company Subsidiaries as of the Effective Date for wages, salary, bonuses, commissions or incentives, vacation pay, holiday pay, sick pay, premiums for employment or unemployment insurance, employer health tax or premiums, workers’ compensation and workplace safety and insurance payments or premiums, and all other accrued payroll obligations in respect of the employees of the Company and the Company Subsidiaries will have, in all material respects, been paid, or if unpaid, will be accrued and properly reflected in the Books and Records of the Company and the Company Subsidiaries on the Effective Date.

(l)
The execution of this Agreement and the completion of the Transactions will not constitute an event under any Plan that will result in any payment (whether of severance pay or otherwise), acceleration of payment or vesting of benefits or compensation, forgiveness of indebtedness, vesting, distribution, restriction on funds, increase in benefits or obligation to fund benefits or compensation, except as will be accrued and properly reflected in the Books and Records of the Company and the Company Subsidiaries on the Effective Date.

Section 3.13         Customers.

Except as set forth on Schedule 3.13, since September 30, 2008: (a) there has not been any termination of the business relationship of the Company or any Company Subsidiary with any material licensee, customer or supplier other than in the ordinary course of business or where the conclusion of such relationship or contract would not have a Company Material Adverse Effect; (b) there has not been any threatened termination or withholding of payments by, or any material dispute with, any material licensee (including, but not limited to, licensee), customer or supplier; and (c) neither the Company nor any Company Subsidiary has received any notice or been informed that any such event will occur in the future, either as a result of the consummation of the Transactions contemplated by this Agreement or otherwise. Except as set forth on Schedule 3.13, neither the Company nor any Company Subsidiary is currently in any dispute over any terms of any material contract or agreement to which the Company or any Company Subsidiary and any material licensee, customer or supplier is a party.

Section 3.14         Property and Leases.

(a)
The Company and the Company Subsidiaries have good, valid and marketable title to or, in the case of leased properties and assets, valid leasehold interest in, all of the properties and assets owned or used by them to conduct their respective businesses as currently conducted or as currently contemplated by the Company and the Company Subsidiaries to be conducted, free and clear of all Liens, subject only to Permitted Liens.

(b)	Neither the Company nor any Company Subsidiary owns any real property.

(c)
To the knowledge of the Company, all Leases (as defined below) are in full force and effect and have not been modified or amended, and there exists no material default under any such lease by the Company or any Company Subsidiary, nor any event which, with notice or lapse of time or both, would constitute a material default thereunder by the Company or any Company Subsidiary. To the knowledge of the Company, none of the landlords or other parties to the Leases are in default of any of their material obligations under the Leases.

(d)
Schedule 3.14(d) discloses a full and complete list of all leases of real property by or for the benefit of the Company and the Company Subsidiaries and all amendments and modifications thereto (the “Leases”) and the lessors thereof.  The Company has made available to Parent prior to the date of this Agreement complete and accurate copies of each of the Leases, and none of the Leases has been modified in any material respect.

(e)
Neither the Company nor any Company Subsidiary has breached or violated and is not in default under any of the Leases or any building, zoning or other statute, by-law, ordinance, regulation, covenant, restriction or official plan, the breach or violation of which could individually or in the aggregate have a Company Material Adverse Effect, and no written notice from any Person has been received by the Company or any Company Subsidiary or served upon the Company or any Company Subsidiary claiming any such breach or violation.  There are no condemnation or appropriation or similar proceedings pending or, to the knowledge of the Company, threatened against any such real property or improvements thereon.  No material capital expenditures by the Company (or the Company Subsidiaries) or by the landlord are required for the maintenance and repair of the leased real property.  The Company’s (or the Company Subsidiaries’) leased real property is adequately served by gas, electricity, water, sewage and waste removal utilities.  To the knowledge of the Company, there are no challenges or appeals pending, or threatened regarding the amount of the Taxes on, or the assessed valuation of the leased real property, and neither the Company nor any of the Company Subsidiaries have entered into any special arrangements or agreements with any Governmental Authority with respect thereto.  No part of the premises subject to the Leases has been taken or expropriated by any Governmental Authority nor has any notice or proceeding in respect thereof been given or commenced to or against the Company or any Company Subsidiary.

Section 3.15         Intellectual Property.

(a)
Schedule 3.15(a) sets forth a true and complete list of all registered or filed Intellectual Property Rights, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed and the name of the owner of each such registration or application; (iv) the filing and registration numbers and filing or registration dates of such Intellectual Property Rights; and (v) all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right. The Intellectual Property Rights listed in Schedule 3.15(a) are valid, enforceable and subsisting. The Intellectual Property Rights owned or licensed to the Company or the Company Subsidiaries include all of the Intellectual Property Rights used by the Company or any of the Company Subsidiaries to conduct its business in the manner in which such business is currently being conducted.

(b)
Except as set forth on Schedule 3.15(b), neither the Company nor any Company Subsidiary is currently being sued or charged in writing with or is a defendant in any claim, suit, action or proceeding that involves a claim of infringement of any Intellectual Property Right, and the Company has no knowledge of any other claim of infringement by the Company or any Company Subsidiary, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Right.

(c)
To the knowledge of the Company, the current use by the Company and the Company Subsidiaries of the Intellectual Property Rights does not infringe the rights of any other Person, which if the Company was required cease such use, would have a Company Material Adverse Effect.

(d)
The Company warrants that the Company or the Company Subsidiaries have good and valid title to all Intellectual Property Rights they own and that any licenses by which Intellectual Property Rights are licensed to or from the Company or the Company Subsidiaries are in full force and effect, are unamended and there are no outstanding defaults or breaches under any of them. With respect to any copyrights owned by or licensed to the Company or the Company Subsidiaries, written, unrestricted waivers of moral rights have been obtained, the failure of which to obtain would have a Company Material Adverse Effect and which waivers may be invoked by the Company or the Company Subsidiaries to use the work.

Section 3.16         Taxes.

(a)
Except as set out in Schedule 3.16(a), the Company and each of the Company Subsidiaries have duly and on a timely basis filed (or have had filed on their behalf) with all appropriate Governmental Authorities all Tax Returns and other documents required to be filed by each of them in respect of all Taxes in accordance with all applicable Laws except where the failure to file such Tax Returns or other documents is not likely to result in a Company Material Adverse Effect, and such Tax Returns and other documents are, in all material respects, complete and correct.  The Company and each of the Company Subsidiaries has made available to Purchaser complete and correct copies of all Tax Returns for the three (3) fiscal years ending before the date hereof.

(b)
The Company and each of the Company Subsidiaries has, within the time and in the manner prescribed by Law, paid, collected, remitted and discharged all Taxes that have become due and payable, collectible and remittable and will timely pay all Taxes which will become due and payable on or prior to the Effective Date other than such payments as are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been taken on the Annual Financial Statements in accordance with GAAP.

(c)
Neither the Company nor any Company Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment, reassessment or payment of, any Tax.

(d)
Neither the Company nor any Company Subsidiary is party to any Tax-sharing agreement, Tax-indemnification agreement or other agreement or arrangement relating to Taxes with any Person; neither the Company nor any of the Company Subsidiaries has been a member of an affiliated, combined or unitary group filing a consolidated, combined, unitary or other Tax Return for Tax purposes reflecting the income, assets or activities of affiliated companies, or has any Liability for the Taxes of any other Person under any provision of Canadian federal, provincial, local or non-Canadian Law, or as a transferee or successor, or by contract, or otherwise.

(e)
The Company and each of the Company Subsidiaries has, in all material respects, withheld from each amount paid or credited to any Person the amount of Taxes required to be withheld therefrom and has remitted such Taxes to the proper Governmental Authority within the time required by applicable Law.

(f)	Except as set out in Schedule 3.16(f), neither the Company nor any of the Company Subsidiaries has any material Liability for any Taxes.

(g)
Neither the Company nor any of the Company Subsidiaries has any material Liability, obligation or commitment for the payment of Taxes not yet due other than those that have arisen since September 30, 2008 in the usual and ordinary course of business and for which adequate provisions have been made in the Financial Statements in accordance with GAAP.

(h)
Except as set out in Schedule 3.16(h), all Tax Returns of the Company and the Company Subsidiaries have been assessed through December 31, 2007, there are no proposed or issued assessments or reassessments respecting the Company or any of the Company Subsidiaries pursuant to which there are amounts owing or discussions in respect thereof with any taxing authority and there are no outstanding objections to any assessment or reassessment of Taxes.  Neither Canada Revenue Agency, the Internal Revenue Service nor any other taxing authority or agency has asserted in writing or, to the knowledge of the Company, has threatened to assert against the Company or any Company Subsidiary any deficiency or claim for any Taxes and there are no outstanding actions, suits, proceedings, investigations, audits or claims existing or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary.

(i)
The Company and the Company Subsidiaries have collected from each past and present customer (or other Person paying amounts to the Company and the Company Subsidiaries) the amount of all Taxes (including goods and services Tax and provincial, state and local sales Taxes) required to be collected, except where the failure to so collect has not and is not reasonably likely to result in a Company Material Adverse Effect.

(j)
Except as set out on Schedule 3.16(j), neither the Company nor any of the Company Subsidiaries (i) is a party to any waiver or agreement extending the time within which to file any Tax Return or other document relating to Taxes, (ii) has executed or entered into any written agreement with, or obtained or applied for any written consents or written clearances or any other Tax rulings from, nor has there been any written agreement executed or entered into on behalf of any of them with, any taxing authority relating to any material amount of Taxes, (iii) has any Liability for the Taxes of another Person under U.S. Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign Law), (iv) has, or has ever had, a permanent establishment in any country other than the country of its organization or been subject to Tax in a jurisdiction outside the country of its organization, or (v) has engaged in any “reportable transaction” as defined in U.S. Treasury Regulation Section 1.6011-4(b).

(k)
The value of consideration paid or received by the Company and each of the Company Subsidiaries in respect of the acquisition, sale or transfer of any property or the provision of any services to or from any person with whom they do not deal at “arm’s length” (as defined for purposes of the ITA) has been equal to the fair market value of such property acquired, sold or transferred or services provided.

(l)
Except as described in Schedule 3.16(l), the Company and each of the Company Subsidiaries is in compliance in all material respects with all applicable Tax laws and guidelines relating to transfer pricing.  For greater certainty, and without limiting the foregoing, for all transactions between the Company and the Company Subsidiaries and any non-resident person with whom any of the Company and the Company Subsidiaries was not dealing at “arm’s length” for the purposes of the ITA, each of the Company and the Company Subsidiaries has made or obtained records or documents that satisfy, in all material respects, the applicable transfer pricing requirements.

(m)
Neither the Company nor any of the Company Subsidiaries has, within the last seven (7) years, benefited from a forgiveness of debt or entered into any transaction or arrangement (including conversion of debt into shares of its share capital) which could have resulted in the application of Section 80 through and including Section 80.04 of the ITA or any corresponding provision of any provincial Tax law.

(n)
To the knowledge of the Company, there are no circumstances existing which could result in the application of Section 78 of the ITA or any corresponding provision of any provincial Tax law to the Company or any of the Company Subsidiaries.

(o)
Neither the Company nor any of the Company Subsidiaries has (i) agreed to or is required to make any adjustments pursuant to a change in Tax accounting method, (ii) any knowledge that any taxing authority has proposed any such adjustment, or (iii) any application pending with any taxing authority requesting permission for any changes in Tax accounting methods.

(p)
Neither the Company nor any of the Company Subsidiaries has any plan, arrangement or agreement providing for deferred compensation that is subject to Section 409A(a) or 457A of the Code or any asset, plan, arrangement or agreement that is subject to Section 409A(b) of the Code.

(q)	Each U.S. Subsidiary of the Company has complied with all record keeping and reporting obligations under Section 6038A of the Code.

(r)
Neither the Company nor any of the Company Subsidiaries is a party to any agreement or arrangement that would result individually or in the aggregate in the payment of any amount that would not be deductible by the Company or such Company Subsidiary by reason of Sections 162, 280G or 404 of the Code.

Section 3.17         Environmental Matters.

(a)
Neither the Company nor any of the Company Subsidiaries is in violation of or has violated, during the three previous years, or has any Liability under, any Environmental Law and there are no facts, circumstances or conditions existing, initiated or occurring prior to the Effective Date which could result in Liability under Environmental Laws.  Without limiting the generality of the foregoing: (i)  there has been no Release of Hazardous Substances at, on, under or from any of the properties currently owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) during the period of the Company’s or any Company Subsidiary’s ownership, tenancy or operation of such property; (ii)  there has been no Release of Hazardous Substances at, on, under or from any of the properties formerly owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) during the period of the Company’s or any Company Subsidiary’s ownership, tenancy or operation of such property; (iii) none of the real property currently leased or operated by the Company or the Company Subsidiaries contains underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Substances, and no portion of such real property is or has been used as a dump or landfill or consists of or contains filled-in land or wetlands; and (iv) neither PCB’s, “toxic mold,” asbestos-containing materials, nor any contamination are present on or in the real property currently or previously owned, operated or leased by the Company or the Company Subsidiaries or the improvements thereon.

(b)
Neither the Company nor any Company Subsidiary has received any notice, demand, claim or request for information or other written communication alleging that the Company or any Company Subsidiary (i) is actually, potentially or allegedly liable under any Environmental Law for Remediation of Hazardous Substances, or (ii) may be in violation of or have any Liability under any Environmental Law.

(c)
The Company and each Company Subsidiary has applied for and maintains all material permits, licenses, consents, approvals and other authorizations required under any Environmental Law (“Environmental Permits”) and the Company and such Company Subsidiaries are in compliance in all material respects with the Environmental Permits.

(d)
Neither the Company nor any of the Company Subsidiaries has arranged, by contract, agreement or otherwise, for the transportation, disposal or treatment of Hazardous Substances at any location such that it is or could be liable for Remediation of such location pursuant to Environmental Laws, and no such location, nor any of the real property currently owned, operated, or leased by the Company or any of the Company Subsidiaries is listed on any governmental list or database of properties that may require Remediation.

(e)	No authorization, notification, recording, filing, consent, waiting period, Remediation or approval is required under any Environmental Law in order to consummate the Transactions.

Section 3.18         Insurance.

(a)
True and complete copies of all insurance policies of the Company and the Company Subsidiaries relating to fire and casualty, general liability, business interruption, directors’ and officers’ liability, workers’ compensation and workplace safety and insurance and other forms of insurance of any kind relating to the business and operations of the Company or any Company Subsidiary, or summaries thereof have been made available to Parent, and such policies are in full force and effect as of the date of this Agreement.

(b)
The insurance maintained by the Company and the Company Subsidiaries adequately covers all material risks reasonably and prudently foreseeable in the operation and conduct of the business of the Company and the Company Subsidiaries which would be customary in the business carried on by the Company and the Company Subsidiaries and the Company and the Company Subsidiaries are not in material default under the terms of any such policy.

(c)
There is no claim outstanding under any insurance policy of the Company or a Company Subsidiary as to which coverage has been questioned, denied or disputed by the underwriter of such policy, and there has been no notice of cancellation or termination of, or premium increase with respect to, any such policy.

(d)
The Company and the Company Subsidiaries have paid all premiums due under their insurance policies and none of the Company or any Company Subsidiary is in default in any material respect under the terms of any of their insurance policies.

Section 3.19         Brokers.

No broker, finder or investment banker (other than Genuity Capital Markets and RBC Capital Markets) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of the Company Subsidiaries.  The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Genuity Capital Markets and RBC Capital Markets pursuant to which such firms would be entitled to any payment related to the Transactions.

Section 3.20         Related Party Transactions; Collateral Benefit.

(a)
No executive officer, director or Affiliate of the Company or any Company Subsidiary, nor any immediate family member or Affiliate of such executive officer or director is entitled to receive directly or indirectly any benefit  that would constitute a “collateral benefit” within the meaning of Canadian Securities Legislation, as a consequence of the Transactions.

(b)
Save for or pursuant to (i) the employment, management or consulting arrangements listed in Schedule 3.11 or Schedule 3.12 and the payments to be made thereunder, as disclosed therein, and (ii) compensation payable to the directors of the Company in accordance with the “Compensation of Directors” contained in the Company’s Management Information Circular of March 14, 2008, no executive officer, director or Affiliate of the Company or any Company Subsidiary, nor any immediate family member or Affiliate of such executive officer or director:

(i)	is a party to any agreement, contract, commitment, arrangement or transaction with the Company or any Company Subsidiary;

(ii)	is entitled to any payment or transfer of any assets from the Company or any Company Subsidiary;

(iii)	has any material interest in any material property used by the Company or any Company Subsidiary; or

(iv)
has an interest in any customer or supplier of the Company or any Company Subsidiary or provider of any services to the Company or any Company Subsidiary, other than the ownership of less than 5% of the outstanding stock of any publicly-traded company.

Section 3.21         Disclosure.

(a)	True and complete copies of all documents listed in the Schedules attached hereto relating to the Company (the “Company Schedules”) have been made available or provided to Parent.

(b)
The Company has made available to Parent all Books and Records. All such Books and Records are, in all material respects, complete and correct and have been maintained, in all material respects, in accordance with good business practices, including the maintenance of an adequate system of internal accounting controls, and the information in the Books and Records is accurately reflected in the Financial Statements.

(c)
The minute books of the Company and each Company Subsidiary contain, in all material respects, accurate and complete records of all meetings held of, and corporate action by, the stockholders and the board of directors (and committees thereof) of the Company and each Company Subsidiary, and no meeting of any such stockholders or board of directors (or committees thereof) has been held for which minutes have not been prepared and are not contained in such minute books (except for meetings of the Company Board held since December 1, 2008).

(d)
None of the representations or warranties made by the Company herein or in the Company Schedules, or in any certificate or document furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which it was made, not misleading.

Section 3.22         No Other Purchase Agreements.

The Company and the Company Subsidiaries are not a party to any other contract, agreement or understanding of any nature for the purchase or other acquisition of any of their undertaking, property or assets, other than in the ordinary course of business.

Section 3.23         Privacy Laws.

(a)	The Company and each of the Company Subsidiaries are conducting and have conducted their respective businesses in compliance, in all material respects, with all applicable Privacy Laws.

(b)	The Company has a written privacy policy which governs the processing of Personal Information, and the Company is in compliance and has been in compliance, in all material respects, with such policy.

(c)
Personal Information in the custody or control of the Company has been collected, used and disclosed with the consent of the individual to whom it relates and has been used only for the purposes for which it was initially collected.

(d)
There has been no loss, theft or unauthorized processing of or access to Personal Information in the custody or control of the Company or of any of the Company Subsidiaries; and neither the Company nor any Company Subsidiary has received any written notice or other communication from any Person regarding or in connection with any actual, alleged, possible or potential violation of, or failure to comply with, any Privacy Laws or the Company’s privacy policy or with respect to the loss, theft or unauthorized processing of or access to Personal Information in the custody or control of the Company or the Company Subsidiaries.

Section 3.24         Product Warranty; Product Liability.

Each product manufactured, sold or delivered by the Company or any of the Company Subsidiaries in conducting its business has been in conformity, with all product specifications and all express and implied warranties, except where the failure to do so would result in a Company Material Adverse Effect and except as set forth on Schedule 3.24.  Neither the Company nor any of the Company Subsidiaries has any liability for replacement or repair of any such products or other damages in connection therewith or any other customer or product obligations not reserved against on the Financial Statements.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

As an inducement to the Company to enter into this Agreement and to implement the Transactions, the Purchaser Parties hereby, jointly and severally, represent and warrant to the Company as follows:

Section 4.01         Due Incorporation, Assets and Liabilities.

Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Except as set forth on Schedule 4.01, Parent is not qualified to do business as a foreign corporation in any jurisdiction, and there is no jurisdiction in which the character of the property owned or leased by Parent or the nature of its activities make qualification of Parent in any such jurisdiction necessary, except where the failure to so qualify would not have a Parent Material Adverse Effect.  The Purchaser is a corporation duly organized, validly existing under the Laws of Ontario, Canada.  Parent has all requisite power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own, lease, and operate its assets, properties and businesses and to carry on its business as now conducted on the date hereof.  The Purchaser has not conducted any business to date and has only engaged in certain activities relating to its organization.  Parent has not adopted any plan, or made any agreement in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation. Neither Parent or the Purchaser owns or has any interest in any real or personal property. There are no options or other contracts or agreements under which Parent or the Purchaser has any right or obligation to acquire or lease any interest in real property or personal property. Except as set out on Schedule 4.01, neither Parent nor the Purchaser has any Liability or Indebtedness whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in the Parent Financial Statements in accordance with U.S. GAAP).

Section 4.02         Corporate Authorization.

The execution, delivery and performance by Parent and the Purchaser of this Agreement and each of the other Transaction Documents to which they are a party and, except for a vote of the Parent Stockholders to approve the Transactions contemplated by this Agreement, the consummation by Parent and the Purchaser of the Transactions contemplated hereby and thereby are within the corporate powers of Parent and the Purchaser and have been duly authorized by all necessary corporate action on the part of Parent and the Purchaser.  This Agreement constitutes, and upon their execution and delivery, each of the Transaction Documents will constitute, a valid and legally binding agreement of Parent or the Purchaser, as applicable, enforceable against each in accordance with their respective terms.

Section 4.03         Governmental Authorization.

Except as set out on Schedule 4.03, none of the execution, delivery or performance by Parent or the Purchaser of this Agreement or any Transaction Document requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Governmental Authority by Parent or the Purchaser.

Section 4.04         No Violation.

Neither the execution and delivery of this Agreement or any Transaction Document Agreement to be executed by Parent or the Purchaser hereunder nor, provided that Parent presents the Transactions contemplated by this Agreement to its stockholders for approval and obtains the approval of the Parent Stockholders, the consummation of the Transactions contemplated herein and therein will (a) violate any provision of Parent’s or the Purchaser’s constating documents, bylaws and other organizational documents (“Charter Documents”); (b) violate any Laws or Orders to which either Parent or the Purchaser or their property is subject, or (c) violate the provisions of any material agreement or other material instrument binding upon or benefiting Parent or the Purchaser.

Section 4.05         Consents.

Except for the required approval of the Parent Stockholders to the Parent Stockholder Proposals, there are no agreements, commitments, arrangements, contracts or other instruments binding upon Parent or the Purchaser or any of their properties requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Transaction Documents or the consummation of the Transactions contemplated hereby or thereby. The board of directors of Parent (including any required committee or subgroup of the board of directors of Parent) has, as of the date of this Agreement (i) determined that the Arrangement and the other Transactions contemplated by this Agreement are fair to, and in the best interests of Parent and its stockholders, and (ii) duly approved this Agreement and the Transactions contemplated hereby.

Section 4.06         Litigation.

There is no Action, or to the knowledge of Parent, threatened against or affecting, Parent, the Purchaser, any of their respective officers or directors, or the business of Parent, before any court or arbitrator or any governmental body, agency or official which if adversely determined against any of them, has or could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), liabilities, results or operations or prospects of Parent or the Purchaser, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the Transactions contemplated hereby.  There are no outstanding judgments against Parent or the Purchaser.

Section 4.07         Issuance of Parent Common Stock.

The Parent Common Stock when issued in connection with the Transactions contemplated herein, will be duly authorized and validly issued, fully paid and non-assessable and will be freely tradable on resale under the Securities Act that will apply to “affiliates” of the Company or Parent, as the term “affiliates” is defined in Rule 144 of the Securities Act, pursuant to Rule 145(c) and (d) of the Securities Act. The Parent Common Stock to be issued in connection with the Arrangement to Company Shareholders including the Parent Common Stock to be issued upon the exercise of the Company RSUs and the Company Warrants will not be subject to any statutory hold or restricted period under Canadian Securities Laws and, subject to restrictions contained therein in respect of “control distributions”, will be freely tradable within Canada by the holders thereof. The Parent Common Stock to be issued in connection with the Arrangement to Company Shareholders in exchange for the Company Common Stock held by them, will not bear any Securities Act restrictive legend, and such Parent Common Stock will not be “restricted securities” as defined under Rule 144 of the Securities Act, other than as may be required for Parent Common Stock issued to persons that were “affiliates” of the Company or Parent prior to the Effective Time or “affiliates” of Parent after the Effective Time. The shares of Parent Common Stock issuable pursuant to the exercise or conversion of securities of Parent exchanged for the Company RSUs and Company Warrants will be “restricted securities” under Rule 144 of the Securities Act, unless the issuance of such shares has been registered by an effective registration statement filed with the SEC under the Securities Act.

Section 4.08         Fees.

Except as set forth on Schedule 4.08, there is no investment banker, broker, finder, restructuring or other intermediary that has been retained by or is authorized to act on behalf of the Parent or the Purchaser or any of their respective Affiliates who might be entitled to any fee or commission from either the Purchaser, Parent or any of its Affiliates upon consummation of the Transactions contemplated by this Agreement.  The amount of any fee owed to any Person listed on Schedule 4.08 is listed opposite such Person’s name.

Section 4.09         Charter Documents; Legality.

Parent has previously delivered to the Company true and complete copies of the Parent’s Charter Documents, as in effect or constituted on the date hereof.  The execution, delivery, and, provided that Parent presents the Transactions contemplated by this Agreement to its stockholders for approval, performance by Parent and the Purchaser of this Agreement and any Transaction Document to which Parent or the Purchaser is to be a party has not violated and will not violate, and the consummation by Parent or the Purchaser of the transactions contemplated hereby or thereby will not violate, any of  Parent’s Charter Documents, the Purchaser’s Charter Documents or any Law.

Section 4.10         Capitalization and Ownership of the Parent, Trust Fund.

(a)
Schedule 4.10 sets forth, with respect to the Parent, (i) Parent’s authorized capital, (ii) the number of Parent’s securities that are outstanding, and (iii) the number of securities convertible into or exercisable or exchangeable for the Parent’s securities.  All outstanding shares of Parent’s capital stock are, and all such shares that may be issued prior to the Effective Time and all shares of Parent Common Stock issuable pursuant to Article II hereof will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Parent’s Charter Documents or any contract to which Parent is a party or otherwise bound.  Except as set forth in the Parent SEC Documents (as defined herein), there is no contract, agreement, commitment, arrangement or understanding (whether written or oral, formal or informal) that requires or under any circumstance would require Parent to issue, or grant any right to acquire, any securities of the Parent, or any security or instrument exercisable or exchangeable for or convertible into, the capital stock or membership interest of the Parent, “phantom” stock rights, stock appreciation rights, stock-based performance units or to merge, consolidate, dissolve, liquidate, restructure, or recapitalize the Parent.

(b)
As of the date hereof and at the Effective Time, Parent has and will have no less than U.S.$70.0 million (after giving effect to potential redemptions of the IPO Shares (as defined in the Parent’s Certificate of Incorporation) (the “Trust Fund”) invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act in a trust account (the “Trust Account”) administered by The American Stock Transfer and Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of April 17, 2007, between Parent and the Trustee.

Section 4.11         Financial Statements.

Parent has filed with the SEC true and correct copies of the audited consolidated balance sheets of Parent and its consolidated subsidiaries as of June 30, 2007 and June 30, 2008, and the related consolidated statements of operations and stockholders’ equity and cash flows for the year then ended and for the period from June 30, 2006 through June 30, 2008, including footnotes thereto, audited by BDO Seidman, LLP, registered independent public accountants (the “Parent Financial Statements”).  The Parent Financial Statements (i) were prepared in accordance with U.S. GAAP; (ii) fairly and accurately present the Parent’s financial condition and the results of its operations as of their respective dates and for the periods then ended, in all material respects; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of  Parent’s financial condition as of their dates, in all material respects; and (iv) contain and reflect adequate provisions for all reasonably anticipated liabilities for all material income, property, sales, payroll or other Taxes applicable to Parent with respect to the periods then ended.  Parent has heretofore delivered to the Company complete and accurate copies of all “management letters” received by it from Parent’s accountants and all responses during the last three years by lawyers engaged by Parent to inquiries from Parent’s accountant or any predecessor accountants.

Except as specifically disclosed or as reflected in the Parent SEC Documents, reflected or fully reserved against in the Parent Financial Statements and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the date of the Parent Financial Statements, there are no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) relating to the Parent.  All debts and liabilities, fixed or contingent, which should be included under U.S. GAAP on an accrual basis on the Parent Financial Statements are included therein.

Section 4.12         Contracts, Payments on Change of Control

(a)
Schedule 4.12 contains a complete list of all written contracts and agreements to which Parent or any of its Subsidiaries is a party. Each such contract and agreement is valid and binding on Parent or the Subsidiary that is a party thereto or bound thereby, as the case may be, is, in all material respects, in full force and effect against Parent or the relevant Subsidiary and represents the entire agreement between or among the parties thereto with respect to the subject matter thereof.  None of Parent or any Subsidiary or, to the knowledge of the Company, as of the date of this Agreement, any other party thereto, is in breach of, or default under any such contract or agreement. Parent has made available to the Company a true, complete and correct copy of each such contract or agreement, together with all material amendments, waivers or other changes thereto.

(b)
There are no plans, contracts or agreements of Parent or the Purchaser pursuant to which any amount may become payable (whether currently or in the future) to any officer, director, employee or stockholder of Parent or the Purchaser as a result of or in connection with the Arrangement or any of the other Transactions contemplated by this Agreement.

Section 4.13         Absence of Certain Changes or Events.

Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement, and except as contemplated by this Agreement, since June 30, 2008, there has not been: (i) any Parent Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any Parent capital stock, or any purchase, redemption or other acquisition by Parent of any Parent capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities or (iii) any split, combination or reclassification of any Parent capital stock.

Section 4.14         Compliance with Laws.

Parent is not in violation of, has not violated, and to the knowledge of Parent, is not under investigation with respect to nor have been threatened to be charged with or given notice of, any violation or alleged violation of, any Law or Order, nor is there any basis for any such charge.

Section 4.15         Ownership of Parent Securities.

Upon issuance and delivery of the Parent Common Stock to each Company Shareholder pursuant to this Agreement, the Parent Common Stock will be duly authorized and validly issued, fully paid and non-assessable, free and clear of all Liens, other than (i) restrictions arising from applicable securities laws, and (ii) any Lien created by or through such Company Shareholder. The issuance and sale of the Parent Common Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

Section 4.16         Restrictions on Business Activities.

Since the date of its incorporation, Parent has not conducted any business activities other than activities directed toward the accomplishment of business combinations.  There is no agreement, commitment, judgment, injunction, order or decree binding upon Parent or to which Parent is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Parent Material Adverse Effect.

Section 4.17         The Purchaser.

The Purchaser was formed in the Province of Ontario on January •, 2009.  One hundred (100) shares of the common stock of the Purchaser have been issued to Parent and other than such one hundred (100) shares no other equity securities of the Purchaser have been issued and there are no agreements by the Purchaser to issue any of its equity securities other than as provided for in this Agreement.  Such one hundred (100) shares of common stock issued to the Parent have been validly issued, are fully paid and non-assessable and are owned by Parent free and clear of any Lien.  The Purchaser has no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) except those incurred in connection with this Agreement and the Transactions contemplated hereby.

Section 4.18         Securities Law Matters.

The issuance of the Parent Common Stock under the Arrangement and the modification of the Company RSUs as contemplated by Section 2.10 will not require registration under the Securities Act.  The Parent Common Stock will be issued and the Company RSUs will be modified in reliance upon the exemption available pursuant to section 3(a)(10) of the Securities Act, which exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions and exchange at which all persons to whom the securities will be issued have the right to appear.  Parent Common Stock issued under the Arrangement to persons who are Affiliates of the Company or Parent prior to the Effective Time or Affiliates of Parent after the Effective Time may be subject to resale restrictions under U.S. Securities Laws pursuant to Securities Act Rule 144 or 145(c) and (d), each as applicable.

Section 4.19         Other Agreements

Parent and its Subsidiaries are not a party to any outstanding contract, agreement or understanding of any nature for the purchase or other acquisition of any of their shares, undertaking, property or assets, or for the purchase or other acquisition of any of the shares, undertaking, property or assets of any other person.

Section 4.20         Parent SEC Documents.

(a)
Parent has filed and furnished all required reports, schedules, forms, prospectuses, and registration, proxy and other statements with the SEC since July 14, 2006 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Documents”).  As of their respective effective dates (in the case of Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Parent SEC Documents), the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The consolidated financial statements of Parent included in the Parent SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP (except, in the case of unaudited statements, as indicated in the notes thereto applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(b)
Parent has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is accumulated and communicated to Parent’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms.  The principal executive officer and the principal financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act of 2002, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Parent SEC Documents, and the statements contained in such certifications are complete and correct.

(c)
The Parent Common Stock is listed on the NYSE Alternext US.  Parent has not been notified of any default or alleged default by it of any material requirement of the NYSE Alternext US or applicable U.S. Securities Laws.  No U.S. Securities Regulator has issued any order preventing or suspending trading of any securities of Parent and Parent is not in material default of any requirement of applicable U.S. Securities Laws.

(d)
(i) Parent has filed all reports required to be filed by it under U.S. Securities Laws since January 1, 2007, except where the failure to so file has not and is not reasonably likely to result in a Parent Material Adverse Effect; (ii) at the time that they were filed or, if amended, as of the date of such amendment, such reports complied in all material respects, and each report subsequently filed by Parent with the U.S. Securities Regulators will, on the date filed, comply in all material respects with all applicable requirements of U.S. Securities Laws as in effect on the date so filed; (iii) such reports did not or will not, at the time they were or will be filed, or, if amended, as of the date of such amendment, contain any misrepresentation; (iv) no material change has occurred in relation to Parent which is not disclosed in such reports, and, other than in connection with SEC reviews providing comments on registration statements filed pursuant to the Securities Act, all of which comments have been resolved, Parent is not the subject of any active formal inquiries or interrogatories, whether in writing or otherwise, from any U.S. Securities Regulator, the NYSE Alternext US or any other Governmental Authority, or, to the knowledge of Parent, been the subject of any investigation, audit, review or hearing by or in front of such Persons, in each case with respect to any of such reports or any of the information contained therein.

(e)
Each of the consolidated financial statements contained in the reports filed by Parent under U.S. Securities Laws since January 1, 2007, has been and, as regards such financial statements prepared after the date hereof, will be, prepared in accordance with U.S. GAAP, applied on a consistent basis throughout the periods indicated, except as disclosed therein, and each fairly presents or will fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments) and reflects appropriate and adequate reserves for contingent Liabilities in accordance with such generally accepted accounting principles.

ARTICLE V
COVENANTS OF THE COMPANY

Section 5.01         Conduct of the Business.

From the date hereof through the Effective Date, the Company and each Company Subsidiary shall conduct the Business only in the ordinary course, consistent with past practices, in a manner consistent with the needs of the Business from the date hereof to the Effective Time.  Without limiting the foregoing, the Company will use its commercially reasonable efforts to preserve intact the Company’s business relationships with employees, suppliers, customers and other third parties and use its commercially reasonable efforts to maintain its business and operations as an ongoing business consistent with the needs of the business and its operating budget for the current fiscal year. The Company shall not take any actions or enter into any transactions that would have a material adverse impact on the Company and the Company Subsidiaries, without the prior written consent of Parent, such consent not to be unreasonably withheld or delayed.  In addition, the Company will not (i) take or agree to take any action that might make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

For example, from the date hereof until the Effective Date, without Parent’s prior written consent, such consent not to be unreasonably withheld or delayed, neither the Company nor any Company Subsidiary shall:

(a)
make any capital expenditures other than in the ordinary course of business consistent with past practice, which is not provided for in the most recently approved capital expenditure plan of the Company;

(b)
except as contemplated by this Agreement, declare or promise to pay any dividends or other distributions with respect to its capital stock or equity securities other than distributions by wholly-owned Company Subsidiaries or tax distributions in the ordinary course consistent with past practice, or pay, declare or promise to pay any other payments to any Company Shareholder or any Affiliate of the Company;

(c)
except for indebtedness for borrowed money currently outstanding, and indebtedness for borrowed money that may arise among the Company and the Company Subsidiaries, obtain or suffer to exist any further indebtedness for borrowed money in excess of U.S.$15 million, in the aggregate;

(d)	merge or consolidate with or acquire any other Person or be acquired by any other Person other than as provided by this Agreement;

(e)	extend any loans in excess of CAD$50,000 to any Person, other than travel, relocation or other expense advances to employees in the ordinary course of business;

(f)
except in connection with the Company Financing, issue, redeem or repurchase any shares of its capital stock, other than pursuant to options, warrants or other rights existing on the date hereof or granted between the date hereof and the Effective Time to employees and other service providers in the ordinary course of business and pursuant to the terms of the arrangements with such employees and service providers; or

(g)	agree to do any of the foregoing.

Section 5.02         Access to Information.

From the date hereof until and including the Effective Date, the Company and each Company Subsidiary shall (a) continue to give Parent, its counsel and other representatives access to the offices, properties and Books and Records of the Company and each Company Subsidiary during normal business hours upon reasonable notice, (b) furnish to Parent, its counsel and other representatives such information relating to the Business as such Persons may reasonably request and (c) cause the employees, counsel, accountants and representatives of the Company and each Company Subsidiary to cooperate with Parent in its investigation of the Business; provided that no investigation pursuant to this Section 5.02 (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company.

Section 5.03         Notices of Certain Events.

The Company shall promptly notify Parent of:

(a)
any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the Transactions or that the Transactions might give rise to any claims or causes of action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company or any Company Subsidiary to any such Person;

(b)	any notice or other communication from any regulatory or Governmental Authority in connection with the Transactions;

(c)
any Actions commenced or threatened against, relating to or involving or otherwise affecting the Company, any Company Subsidiary or the Business or that relate to the consummation of the Transactions; and

(d)	the occurrence of any fact or circumstance which make any representation made hereunder by the Company false in any material respect.

Section 5.04         Reporting and Compliance With Law.

From the date hereof through the Effective Date, the Company and each Company Subsidiary shall duly and timely file all Tax Returns required to be filed with Governmental Authorities, pay any and all Taxes required by any Governmental Authority and duly observe and conform, in all material respects, to all applicable Laws.

ARTICLE VI
COVENANTS OF ALL PARTIES

Section 6.01         Provisions Relating to Exclusivity.

(a)
Each of the Company and Parent, for themselves and each of their Affiliates, agrees to the respective provisions of this Section 6.01 from the date hereof to the date of termination of this Agreement (the “Exclusivity Period”).

(b)
In consideration of Section 6.01(g), Parent and the Company acknowledge and agree that from and after the date hereof and until the required approval of the Arrangement by the  Company Shareholders and by Parent Stockholders  is obtained, the discussions and  negotiations of the Company with Parent shall be on a non-exclusive basis and the Company shall be permitted to continue, commence or otherwise carry on discussions relating to a possible alternate transaction with those Persons listed on Schedule 6.01(b) and with any other Person, without restriction. In this connection the Company and each of its respective officers, directors, employees, agents, affiliates and advisors, as applicable (collectively, the “Company Representatives”): (i) are free to deal directly or indirectly with any Person with respect to negotiating, entering into and/or completing a transaction regarding the acquisition of or investment in the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) of all or substantially all of the capital stock or assets of the Company (a “Potential Transaction”), (ii) are free to provide information or documentation with respect to the Company to any Person, and (iii) may enter into an agreement with any Person providing for a Potential Transaction.

(c)
Subject to Section 6.02(a), beginning on March 15, 2009 and during the balance of the Exclusivity Period or, in the event that the Proxy Statement has not been mailed to the Stockholders of the Parent prior to April 7, 2009, until April 7, 2009, the Company and the Company Representatives shall deal, directly or indirectly, exclusively with Parent regarding a Potential Transaction and, without the prior written consent of Parent, the Company and the Company Representatives, directly or indirectly, will not (i) encourage, solicit, initiate discussions or engage in negotiations with any person (whether such negotiations are initiated by the Company, a Company Representative or otherwise), other than Parent, relating to a Potential Transaction, (ii) provide information or documentation with respect to the Company to any Person, other than Parent, or a person designated by Parent relating to a Potential Transaction, or (iii) enter into an agreement with any person, other than Parent or a person designated by Parent, providing for a Potential Transaction.

(d)
Notwithstanding the provisions of Section 6.01(a)-(c), the Company will have the right to pursue, negotiate and enter into and complete a joint venture, partnership, teaming arrangement or other strategic alliance with any Person with respect to the Company’s Electronic Systems business (the “ES Business Transaction”) at any time, whether before or after the required approval of the Arrangement by the  Company Shareholders is obtained.

(e)
During the Exclusivity Period, Parent and its respective officers, directors, employees, agents, affiliates and advisors, as applicable (collectively, the “Parent Group Representatives”) shall deal, directly or indirectly, exclusively with the Company regarding an acquisition or investment by Parent (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) and, without the prior written consent of the Company, will not (i) encourage, solicit, initiate discussions or engage in negotiations with any person (whether such negotiations are initiated by Parent, the Parent Group Representatives or otherwise, other than the Company, relating to the possible acquisition of or investment in any other company by Parent (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of the capital stock or assets of any other company by the Purchaser (a “Potential Alternative Transaction”), (ii) receive or review any information or documentation with respect to any other company from any Person, other than the Company, relating to a Potential Alternative Transaction or (iii) enter into an agreement with any Person, other than the Company or a Person designated by the Company, providing for a Potential Alternative Transaction.

(f)
During the Exclusivity Period and subject in all cases to the confidentiality provision of this Agreement and the Confidentiality Agreement, the Company and the Company Subsidiaries shall afford, and, with respect to clause (ii) below, the Company shall request its accountants to afford, to the officers, accountants, counsel and other representatives of Parent reasonable access to the properties, books, records (including tax returns filed and those in preparation) and executive personnel of the Company and the Company Subsidiaries so that (i) Parent may have a full opportunity to make such investigation as it reasonably desires to make of the Company and the Company Subsidiaries, and (ii) the accountants of Parent have full access, to the extent applicable, to the audit work papers and other records of the independent chartered accountants of the Company and the Company Subsidiaries. Additionally, upon reasonable notice by Parent to the Company and at the times and in accordance with the procedures to be mutually agreed upon by Parent and the Company, and subject in all cases to the terms and conditions of the confidentiality provisions of this Agreement and the Confidentiality Agreement, the Company will permit Parent and its representatives to make such reasonable inspections of the Company and its operations (and those of the Company Subsidiaries) as Parent may reasonably require and the Company will cause its officers (and the Company Subsidiaries’ officers) to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and the Company Subsidiaries as Parent may from time to time reasonably request.

(g)
In consideration of the substantial time, cost and financial risk for Parent and in the process of moving toward a successful Transaction and in light of the non-exclusive nature of the arrangements between the Company and Parent, the Company agrees to pay to Parent or its designate a break fee of U.S.$5.0 million (the “Break Fee”) in the event that: (a) this Agreement has not been terminated during the Exclusivity Period pursuant to (i) Section 8.01, (ii) Section 8.02(a), due to a breach or failure by Parent to fulfill its obligations under this Agreement,  or (iii) Section 8.02(c); (b) Parent has not announced another Potential Alternative Transaction on or prior to the completion of a Potential Transaction, and (c) the Company is successful in completing a Potential Transaction with (i) one or more of the entities listed on Schedule 6.01(b) by April 30, 2010, (ii) a Person not listed on Schedule 6.01(b) that makes an unsolicited bid for a majority of the Company’s capital stock on or prior to April 17, 2009 with the purpose of taking control of the Company, or (iii) an entity that makes a Superior Proposal. If and when the Break Fee becomes due, the Company shall within five (5) Business Days thereof and following the termination of this Agreement and the Transactions, pay the entire Break Fee by wire transfer of immediately available funds to Parent or its designee to an account designated by Parent. For greater certainty, no Break Fee will be payable in the event that the Parent Stockholders vote against the Parent Stockholder Proposals relating to the Arrangement at the Parent Stockholders Meeting, provided that the Company proceeds expeditiously and in good faith towards approval of the Arrangement Resolution by the Company Shareholders.

(h)
The Company also agrees that in the event that: (a) this Agreement has not been terminated during the Exclusivity Period pursuant to (i) Section 8.01, (ii) Section 8.02(a), due to a breach or failure by Parent to fulfill its obligations under this Agreement, or (iii) Section 8.02(c); (b) Parent has not announced another Potential Alternative Transaction on or prior to the completion of a Potential Transaction,  and  (c) the Company is successful in completing by April 30, 2010 a Potential Transaction with a Person that the Company has provided information to or entered into negotiations with prior to April 17, 2009, and no Break Fee is otherwise payable pursuant to Section 6.01(g), the Company’s only obligation to Parent under this Article 6 in connection with such Potential Transaction will be to reimburse Parent for its reasonable costs and expenses incurred in connection with its negotiations with the Company in respect of the Transactions from and after January 6, 2009, up to a maximum of CAD$500,000 (the “Reimbursement Fee”). If and when the Reimbursement Fee becomes due, the Company shall within five (5) Business Days thereof and following the termination of this Agreement and the Transactions, pay the entire Reimbursement Fee by wire transfer of immediately available funds to Parent or its designee to an account designated by Parent. For greater certainty, the Reimbursement Fee will not be payable in the event that the Parent Stockholders vote against the Parent Stockholder Proposals at the Parent Stockholders Meeting, provided that the Company proceeds expeditiously and in good faith towards approval of the Arrangement Resolution by the Company Shareholders.

Section 6.02         Superior Proposal.

(a)
At any time during the Exclusivity Period, the Company Board may furnish information to, and enter into discussions with, a Person who has made an unsolicited written proposal or offer regarding an Acquisition Proposal (as defined below), and with respect to which (i) the Company Board has determined, in its good faith judgment (after consultation with its financial advisor), that such proposal or offer constitutes or could reasonably be expected to result in a Superior Proposal (as defined below), (ii) the Company Board has determined, in its good faith judgment after consultation with outside legal counsel, that, in light of such Superior Proposal, the failure to furnish such information or to enter into such discussions would result in a breach of its fiduciary obligations under applicable Law, (iii) the Company Board has provided written notice to Parent of its intent to furnish information or enter into discussions with such Person at least three Business Days prior to taking any such action, and (iv) the Company Board has obtained from such Person an executed confidentiality agreement containing confidentiality provisions no less favourable to the Company than those contained in the Confidentiality Agreement, provided that such confidentiality agreement shall not preclude such Person from making the Acquisition Proposal. Upon the receipt of a Superior Proposal, the Company shall be entitled to withdraw the Recommendation, and terminate this Agreement and the Transactions immediately prior to entering into a binding agreement relating to the Superior Proposal.

(b)
The Company agrees that in addition to the obligations of the Company set forth in paragraph (a) of this Section 6.02, immediately upon receipt thereof, the Company shall advise Parent in writing of any request for information or any Acquisition Proposal, or any inquiry, discussions or negotiations with respect to any Acquisition Proposal and the terms and conditions of such request for information, Acquisition Proposal, inquiry, discussions or negotiations and the Company shall promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person or group making any such request for information, Acquisition Proposal or inquiry or with whom any discussions or negotiations may be taking place.  The Company agrees that it shall keep Parent informed of the status, terms and material details (including amendments or proposed amendments) of any such request for information, Acquisition Proposal or inquiry and keep Parent informed as to the details of any information requested of or provided by the Company and as to the status and material terms of all substantive discussions or negotiations with respect to any such request, Acquisition Proposal or inquiry.  The Company agrees that it shall simultaneously provide to Parent any non-public information concerning the Company that may be provided to any other Person or group in connection with any Acquisition Proposal which was not previously provided to Parent.

(c)
The Company shall as promptly as practicable reaffirm the Recommendation of the Transaction by press release after any written Acquisition Proposal (which is determined not to be a Superior Proposal) is publicly announced or made.

(d)
“Acquisition Proposal” means any proposal or offer for a transaction, consolidation, business combination, sale or other transfer or disposition of substantial assets, sale, exchange, transfer of, or take-over bid for, shares of capital stock or other similar transaction (other than the Transactions) involving the Company or any Company Subsidiary.

(e)
“Superior Proposal” means a  unsolicited  bona fide written offer made by a third party to consummate an Acquisition Proposal during the Exclusivity Period on terms (including conditions to consummation of the contemplated transaction) that the Company Board determines, in its good faith judgment (after consultation with its financial advisor), to be more favourable to the Company Shareholders, from a financial point of view, than the Transactions contemplated in this Agreement, is reasonably capable of being consummated, and in respect of which, if the consideration is to be paid in cash or partly in cash, the third party has made at that time, in the good faith judgment of the Company Board, adequate arrangements to ensure that the required funds are available to effect payment in full for all securities of the Company that the third party has offered to acquire.

Section 6.03         Best Efforts; Further Assurances.

Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws to consummate and implement expeditiously the Transactions contemplated by this Agreement, in the case of the Company, as reasonably requested by Parent, including promptly providing updated financial statements and financial information for use in the Proxy Statement or other public filings, as requested by Parent, and, in the case of Parent, all information reasonably requested by the Company which is required or appropriate for inclusion in the Circular, a prospectus to be filed in connection with the Company Financing (which Circular and related documents will be subject to the Parent’s approval, not to be unreasonably withheld) or any other document required to be prepared by the Company pursuant to Canadian Securities Laws and/or the rules and policies of the TSX in connection with the Transactions or any amendments or supplements thereto. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Transactions contemplated by this Agreement.

Section 6.04         Publicity; Securities Law Filings.

Subject to Section 6.04, from the date hereof through the Effective Date, no public release or announcement concerning this Agreement, the Arrangement or the other Transactions contemplated hereby shall be issued by any party without the prior consent of Parent and the Company (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by Law or the rules or regulations of any United States, Canadian or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that the Company and Parent may, in consultation with each other, make internal announcements to their respective employees that are consistent with the parties’ prior public disclosures regarding the Transactions after reasonable prior notice to and consultation with the other. Parent will prepare and file one or more Current Reports on Form 8-K pursuant to the Exchange Act to report required information under US Securities Laws (including information required by Form 10) in connection with the execution of this Agreement and the other Transaction Documents, as well as to file additional proxy solicitation materials.  Any language included in such Current Report that reflects the Company’s comments, as well as any text as to which the Company has not commented after being given a reasonable opportunity to do so, shall, be deemed to have been approved by the Company and may thereafter be used by Parent in other filings made by it with the SEC and in other documents distributed by Parent in connection with the Transactions without further review or consent of the Company. Parent acknowledges that the Company will prepare and file one or more material change reports on Form 51-102F3 pursuant to the Canadian Securities Laws to report the execution of this Agreement and the other Transaction Documents, as well as file any other documents that may be required to be prepared by the Company pursuant to Canadian Securities Laws and/or the rules and policies of the TSX in connection with the Transactions.  Any language included in such documents that reflects Parent’s comments, as well as any text as to which Parent has not commented after being given a reasonable opportunity to do so, shall be deemed to have been approved by Parent and may thereafter be used by Company in other filings made by it with the Canadian Securities Regulators and in other documents distributed by Company in connection with the Transactions without further review or consent of Parent.

Section 6.05         Confidentiality.

Except as otherwise required by law, no party shall disclose to any other Person or use (whether for the account of any such party or any other party) any confidential information or proprietary work product of (i) Parent, the Purchaser or their advisors, without the prior written consent of Parent, or a person authorized thereby, or (ii) the Company, any Company Subsidiary, or their advisors, without the prior written consent of the Company; provided, however, that any such party may disclose or use any such information (a) as has become generally available to the public other than through a breach of this Agreement or the Confidentiality Agreement by such party or any of its Affiliates and representatives, (b) as becomes available to such party on a non-confidential basis from a source other than any other party hereto or such other party’s Affiliates or representatives, provided that such source is not known or reasonably believed by such party to be bound by a confidentiality agreement or other obligations of secrecy, (c) as may be required in any report, filing, statement or testimony required to be submitted to any Governmental Authority having or claiming to have jurisdiction over it, or as may be otherwise required by applicable Law, or as may be required in response to any summons or subpoena or in connection with any litigation, (d) as may reasonably be required to obtain any consent from a Governmental Authority or other Person required in order to consummate the transactions contemplated by this Agreement, or (e) as may be necessary to establish such party’s rights under this Agreement.  In the event a party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other party so that such other party may have an opportunity to obtain a protective order or other appropriate relief.

Section 6.06         Current Information.

During the period from the date of this Agreement to the Effective Time, each of the Company and Parent shall cause one or more of its designated representatives to confer with representatives of the other party on a monthly basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the Transactions contemplated herein. On a monthly basis, the Company agrees to provide Parent, and Parent agrees to provide the Company, with internally prepared profit and loss statements no later than 20 Business Days after the close of each fiscal month, including the month of December 2008 and each month thereafter. Parent shall file the Parent SEC Documents with the SEC, and the Company shall make its required filings with the Canadian Securities Regulators on a timely basis, and shall provide a draft report to each other at least one Business Day prior to the proposed filing date.

Section 6.07         Tax Matters.

The Company shall prepare or cause to be prepared and file or cause to be filed on a timely basis all Tax Returns with respect to the Company and the Company Subsidiaries for all taxable periods ending on or prior to the Effective Date.  Such Tax Returns shall be true, correct and complete, shall be prepared on a basis consistent with the similar Tax Returns for the immediately preceding periods and shall not make, amend, revoke or terminate any election or change any accounting practice or procedure without Parent’s consent.  The Company shall give a copy of each such Tax Return to Parent with sufficient time for its review and comment prior to filing.  After the Effective Date, Parent will permit the Company to have reasonable access to Parent’s respective officers, directors, employees, agents, assets and properties and all relevant Books and Records relating to the Business and assets of the Company during normal business hours and will furnish to the Company such information, financial records and other documents relating to the Company and the Business as may reasonably be requested, provided, however, that such access and information is reasonably related to the completion of the Tax Returns the Company is required to file pursuant to this Section 6.07.

For purposes of this Agreement, any Taxes for a period which includes but does not end on the Effective Date shall be allocated between the period through and including the Effective Date (the “Effective Date Period”) and the balance of the period based on an interim closing of the books as of the Effective Time, provided, however, that any real property or personal property taxes and any annual exemption amounts shall be allocated based on the relative number of days in the Effective Date Period and the balance of the period.

Section 6.08         Indemnification.

(a)
From and after the Effective Time, Parent will, and will cause the Company to, fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers immediately prior to the Effective Time (the “Indemnified Parties”), subject to applicable Law.  The constitutional documents and bylaws of Parent and the Company will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those constitutional document and bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by Law.

(b)
For a period of three years after the Effective Time, Parent will, and will cause the Company to, use all reasonable efforts to cause to be maintained directors’ and officers’ liability insurance maintained by the Company covering those persons who are covered by the Company’s directors’ and officers’ liability insurance policy as of the date hereof on terms comparable to those applicable to the current directors and officers of the Company for a period of three years; provided, however, that in no event will Parent or the Company be required to expend in excess of one hundred percent (100%) of the annual premium currently paid by the Company for such coverage (and to the extent the annual premium would exceed one hundred percent (100%) of the annual premium currently paid by the Company for such coverage, Parent and the Company shall use all reasonable efforts to cause to be maintained the maximum amount of coverage as is available for such one hundred percent (100%) of such annual premium).

(c)
This Section 6.08 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their heirs and personal representatives and shall be binding on each of Parent and the Company and its successors and assigns.  In the event either Parent or the Company or its successor or assign (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successor and assign of Parent or the Company, as the case may be, honor the obligations set forth with respect to Parent or the Company, as the case may be, in this Section 6.08.

Section 6.09         Company Meeting.

Subject to the terms of this Agreement, the Company shall cause the Company Meeting to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the Arrangement Resolution.  The Company Meeting shall be held no later than March 16, 2009 unless otherwise agreed by the Company and Parent, each acting reasonably.  The Company shall provide notice to Parent of the Company Meeting and allow Parent’s representatives to attend the Company Meeting.  The Company shall conduct the Company Meeting in accordance with the rules of the TSX, the OBCA, the by-laws of the Company and as otherwise required by applicable Laws.  The Company Board shall (i) include the Recommendation in the Circular, and (ii) use its commercially reasonable efforts to obtain the necessary vote by the Company Shareholders in favour of the Arrangement Resolution.  The Company Board shall not withdraw, amend, modify or qualify in a manner adverse to Parent the Recommendation (or announce its intention to do so), except that, prior to the receipt of the Company Shareholders approval, the Company Board shall be permitted to withdraw the Recommendation, following three Business Days’ prior notice to Parent, if the Company has entered into an agreement for a Potential Transaction.

Section 6.10         Purchaser.

Parent shall cause and shall take all action necessary to cause Purchaser to perform its obligations under this Agreement and to consummate the Transactions on the terms and subject to the conditions set forth in this Agreement.

Section 6.11         Resignation of Directors and Officers.

At or before the Effective Time, Parent shall cause each Person who is a director and officer of Parent, other than such Persons set out on Schedule 6.11, to voluntarily submit his or her written resignation as a director or officer of Parent, as the case may be, which will be effective at the Effective Time and Parent shall cause such resignations and election of replacement directors of Parent to be seriatim, such that the Board of Directors of Parent and officers of Parent immediately after the Effective Time will consist of the individuals set out on Schedule 6.11.

ARTICLE VII
CONDITIONS

Section 7.01         Condition to the Obligations of the Company, Parent and the Purchaser

The obligations of the Company, Parent and the Purchaser to consummate the Transactions are subject to the satisfaction of all the following conditions:

(a)	Interim Order. The Interim Order shall have been obtained in form and substance satisfactory to each of the Company and Parent, acting reasonably.

(b)
Final Order.  The Court will have determined that the issuance of the Parent Common Stock to the Company Shareholders pursuant to the terms of the Arrangement is fair to the Company Shareholders, prior to issuing the Final Order and will have granted the Final Order, which Final Order shall be in form and substance satisfactory to each of the Company and Parent, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise.

(c)
Stockholder Approvals. This Agreement and the Transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of the Company and Parent, and the issuance of Parent Common Stock in connection with the Arrangement and the other Parent Stockholder Proposals shall have been approved by the requisite vote of the Parent Stockholders.

(d)
Approvals.  All other authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Authority which the failure to obtain, make or occur would have the effect of making the Arrangement or any of the Transactions illegal shall have been given or shall be in effect.

(e)
Laws. No provision of any applicable Law shall prohibit or impose any condition on the consummation of the Transactions or limit in any material way Parent’s right to control or operate the Purchaser, the Company or any of the Company Subsidiaries or any material portion of the Business.

(f)	Third-Party Proceedings. There shall not be pending or threatened any proceeding by a third-party to enjoin or otherwise restrict the consummation of the Transactions.

(g)	Exchange Listing. As of the Effective Time, the shares of Parent Common Stock issued in connection with the Arrangement shall be quoted and approved for listing on the NYSE Alternext US.

(h)
Conversion Rights.  At or prior to the Parent Stockholders’ Meeting, holders of less than thirty percent (30%) of the IPO Shares (as such term is defined in Parent’s Certificate of Incorporation) shall have demanded that Parent convert their IPO Shares into cash pursuant to the terms of the Parent’s Charter Documents.

Section 7.02         Conditions to Obligations of Parent and the Purchaser.

The obligation of Parent and the Purchaser to consummate the Transactions is subject to the satisfaction, or the waiver at Parent’s and the Purchaser’s sole and absolute discretion, of all the following further conditions:

(a)
Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time, with the same effect as though such representations and warranties were made on and as of the Effective Time (provided that any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date), except as otherwise specifically permitted by this Agreement and except where the failure of any such representation and warranty to be true and correct in all material respects would not result in or would not be reasonably likely to result in a Company Material Adverse Effect.

(b)
Performance of Obligations. The Company shall have performed and complied with all covenants, undertakings, obligations, agreements and conditions to be performed or complied with by it at or before the Effective Time pursuant to the terms of the Transaction Documents, except where the failure to so perform or comply would not result in or would not be reasonably likely to result in a Company Material Adverse Effect.

(c)	Company Material Adverse Effect. Between the date hereof and the Effective Date, there shall not have occurred a Company Material Adverse Effect.

(d)
Dissent Rights.  Company Shareholders representing in the aggregate 10% or more of the issued and outstanding Company Common Stock immediately prior to the Effective Date shall not have validly exercised Dissent Rights.

(e)
Consents.  Each of the consents referred to in Section 3.04 shall have been obtained, except where the failure to obtain any such consent would not result in or would not be reasonably likely to result in a Company Material Adverse Effect.

(f)
Regulatory Filings. All necessary regulatory or governmental approvals and consents required to consummate the transactions contemplated hereby (other than immaterial government permits) shall have been obtained without any term or condition which would materially impair the value of the Company. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied, and any and all statutory waiting periods in respect thereof shall have expired.

(g)
Updated Schedules. Parent shall have received updated Schedules to this Agreement as of a date within three (3) Business Days of the Effective Date.  Such updated Schedules shall include the Financial Statements and financial statements for any subsequent annual or interim period that would be required under GAAP.

(h)	Transaction Documents. The Transaction Documents to be executed and delivered by the Company shall have been duly executed by the Company and delivered to Parent.

(i)
Certificate of Officer.  Parent shall have received a certificate dated the Effective Date and signed by the Chief Executive Officer of the Company, certifying that the conditions specified in this Section 7.02 have been satisfied.

(j)
Lender Arrangements.  The Company shall have entered into a revised arrangement with its senior secured lenders with respect to the outstanding credit facilities provided to the Company and the Company Subsidiaries by such lenders, including with respect to the warrants issued and issuable to such lenders in connection with such facilities, that is satisfactory to Parent, acting reasonably.

(k)	Lock-up Agreements. Each of the persons listed on Schedule 7.02(k)(A) shall have entered into a lock-up agreement in the form attached as Schedule 7.02(k)(B).

Section 7.03         Conditions to Obligations of the Company.

The obligation of the Company to consummate the Transactions is subject to the satisfaction, or the waiver at the Company’s discretion, of all the following further conditions:

(a)
Representations and Warranties. The representations and warranties of Parent contained in this Agreement shall be true and correct as of the Effective Time, with the same effect as though such representations and warranties were made on and as of the Effective Time (provided that any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date), except as otherwise specifically permitted by this Agreement and except where the failure of any such representation and warranty to be true and correct in all material respects would not result in or would not be reasonably likely to result in a Parent Material Adverse Effect.

(b)
Performance of Obligations. Each of Parent and the Purchaser shall have performed and complied with all covenants, undertakings, obligations, agreements and conditions to be performed or complied with by it at or before the Effective Time pursuant to the terms of the Transaction Documents, except where the failure to so perform or comply would not result in or would not be reasonably likely to result in a Parent Material Adverse Effect.

(c)	Parent Material Adverse Effect. Between the date hereof and the Effective Date, there shall not have occurred a Parent Material Adverse Effect.

(d)
Dissent Rights.  Company Shareholders representing in the aggregate 10% or more of the issued and outstanding Company Common Stock immediately prior to the Effective Date shall not have validly exercised Dissent Rights.

(e)
Regulatory Filings. All necessary regulatory or governmental approvals and consents required to consummate the transactions contemplated hereby (other than immaterial government permits) shall have been obtained without any term or condition which would materially impair the value of Parent. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied, and any and all statutory waiting periods in respect thereof shall have expired.

(f)	Transaction Documents. The Transaction Documents to be executed and delivered by Parent and/or the Purchaser shall have been duly executed by Parent and/or the Purchaser and delivered to the Company.

(g)	Updated Schedules. The Company shall have received updated schedules to this Agreement relating to Parent as of a date within three (3) Business Days of the Effective Date.

(h)
Company RSU Plan and Company Warrants. Parent will have adopted the Company RSU Plan and the Company Warrants and will have approved and reserved for issuance the aggregate  number of shares of Parent Common Stock that may be issued after the Effective Time pursuant to the exercise of the Company RSUs and Company Warrants, as adopted by Parent.

(i)	Board of Directors and Officers. The board of directors of Parent and officers of Parent shall be constituted as determined pursuant to Section 6.11.

(j)	Trust Account. At the Effective Time, Parent shall have in the Trust Account no less than an amount equal to U.S.$70.0 million.

(k)
Release of Trust Funds. Parent will have delivered to the Trustee pursuant to the Investment Trust Management Agreement a notice triggering the release of funds from the Trust Account to Parent forthwith after completion of the Arrangement.

(l)
Certificate of Officer. The Company shall have received a certificate dated the Effective Date and signed by the Chief Financial Officer of Parent, certifying that, the conditions specified in this Section 7.03 have been satisfied.

(m)
Lender Arrangements. The Company shall have entered into a revised arrangement with its senior secured lenders with respect to the outstanding credit facilities provided to the Company and the Company Subsidiaries by such lenders, including with respect to the warrants issued and issuable to such lenders in connection with such facilities, that is satisfactory to the Company, acting reasonably.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

Section 8.01         Termination by Mutual Consent.

This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Date, whether before or after the approvals at the Company Meeting or Parent Stockholders Meeting referred to in Section 6.10 or Section 2.05 respectively, by mutual written consent of the Company and Parent.

Section 8.02         Termination by Parent or the Company.

This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Date by action of the Board of Directors of either Parent or the Company if:

(a)
The Transactions shall not have been completed by the Drop Dead Date, whether such date is before or after the date of the stockholder approvals referred to in Section 7.01(c) (the “Termination Date”);

(b)	The approval of the Company Shareholders required by Section 7.01(c) shall not have been obtained at the Company Meeting duly convened therefor or at any adjournment or postponement thereof;

(c)
The approval of the Parent Stockholders referred to in Section 7.01(c) shall not have been obtained at the Parent Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof; or

(d)	Any Governmental Authority of competent jurisdiction shall have issued a non-appealable final Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

provided, however, that the right to terminate this Agreement pursuant to paragraph (a), (b) or (c) above shall not be available to any party that has breached or failed to fulfill any of its obligations under this Agreement in any manner that shall have caused the occurrence of the failure of the Transactions to occur before the Termination Date or the failure to obtain the approval of the Company Shareholders or the Parent Stockholders.

Section 8.03         Termination for Breach of Representations and Warranties.

This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Date:

(a)
By the Company, subject to its having complied and being in compliance with all of its obligations under this Agreement, in the event of a material breach by a Purchaser Party of any representation, warranty, covenant or agreement made by it contained in this Agreement or if any representation or warranty made by a Purchaser Party shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) or (b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, and if such breach or inaccuracy shall not be cured within twenty (20) Business Days after delivery of written notice thereof by the Company to Parent;

(b)
By a Purchaser Party, subject to its having complied and being in compliance with all of its obligations under this Agreement, in the event of a material breach by the Company of any representation, warranty, covenant or agreement made by it contained in this Agreement or if any representation or warranty made by the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) or (b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, and if such breach or inaccuracy shall not be cured within twenty (20) Business Days after delivery of written notice thereof by the Purchaser Party to the Company;

(c)
By the Company, if any condition specified to be for the benefit of the Company under Section 7.01 or 7.03, other than a condition set out in Section 7.03(a) or (b), shall not have been satisfied on or prior to the date on which it is required to be satisfied and the provisions of Section 8.03(a) do not otherwise apply thereto; or

(d)
By Parent, if any condition specified to be for the benefit of Parent under Section 7.01 or 7.02, other than a condition set out in Section 7.02(a) or (b), shall not have been satisfied on or prior to the date on which it is required to be satisfied and the provisions of Section 8.03(b) do not otherwise apply thereto.

Section 8.04         Termination by Company in Connection with Potential Transactionor Superior Proposal

Subject to the requirements of Section 6.01(g) and 6.01(h), this Agreement may be terminated and the Transactions may be abandoned by the Company: (a) at any time prior to the date the required approval of the Arrangement by the  Company Shareholders and by Parent Stockholders is obtained, in connection with the completion of a Potential Transaction with a Person not set out on Schedule 6.01(b) as contemplated by Section 6.01(b); (ii) at any time following the date the required approval of the Arrangement by the  Company Shareholders and by Parent Stockholders is obtained and prior to the Effective Date, in connection with the completion of a Potential Transaction with a Person set out on Schedule 6.01(b) or with a Person not listed on Schedule 6.01(b) that makes an unsolicited bid for a majority of the Company’s capital stock on or prior to April 17, 2009 with the purpose of taking control of the Company as contemplated by Section 6.01(g)(c)(i)and (ii), or (iii) in connection with the entering into of a written binding agreement relating to a Superior Proposal as contemplated by Section 6.02(a).

Section 8.05         Termination by Parent in Certain Circumstances

This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Date by the Parent, upon written notice to the Company, on the earlier of (i) the date on which the Parent determines, acting reasonably and in good faith,  that the transactions contemplated by this Agreement cannot or are unlikely to be consummated because the conditions to the Parent’s and the Purchaser’s obligation to close set forth in Sections 7.01 and 7.02 have not or are unlikely to be met, unless such failure of consummation shall be due to the failure of the Parent or the Purchaser to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by the Parent or the Purchaser.

Section 8.06         Effect of Termination and Abandonment.

In the event of the termination of this Agreement by Parent or Company as provided in this Article VIII, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent or the Purchaser or their respective officers or directors to perform any of their obligations hereunder. Notwithstanding the foregoing, no termination of this agreement shall affect the rights or obligations of the parties pursuant to Section 6.01(g).

ARTICLE IX
GENERAL PROVISIONS

Section 9.01         Waiver.

As contemplated in Parent’s prospectus dated April 2007 (the “Prospectus”), Parent has established the Trust Account, for the benefit of the “public stockholders” (as defined in the Prospectus) and that Parent may disburse monies from the Trust Account only (i) to the public stockholders in the event of the conversion of their shares or the liquidation of Parent (ii) to Parent (or the company resulting from the merger of Parent and such company) (a) concurrently or after it consummates an initial business combination (as described in the Prospectus), and (b) prior to the consummation of an initial business combination, to the extent of U.S.$1,600,000 in interest earned on the Trust Account (the “Released Interest”), net of taxes payable, which shall be released upon demand of Parent; and (iii) to the underwriters of Parent’s initial public offering, concurrently or after consummation of an initial business combination, but only after adjustment for amounts owing to public stockholders for which conversion rights have been exercised.  The Company hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and hereby waives any Claim the Company may have in the future as a result of, or arising out of, this Agreement or any other negotiations, contracts or agreements between Parent and the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Section 9.02         Survival of Representations and Warranties.

The representations and warranties of each of the Company, Parent and the Purchaser contained herein shall not survive the completion of the Transactions and shall expire and be terminated on the earlier of the termination of this Agreement in accordance with its terms and the Effective Time.

Section 9.03         Amendments, Modification and Waiver.

(a)
Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Boards of Directors, prior to the Effective Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided further, however, that, after the approval of this Agreement by the Company Shareholders, no such amendment shall be made except as allowed under applicable Law.

(b)
No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.04         Notices.

All notices, requests, demands and other communications to any party hereunder shall be in writing and shall be given to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify by notice to each other party hereto:

If prior to the Effective Time

if to Parent and the Purchaser, to:

Tailwind Financial Inc.
Brookfield Place
181 Bay Street, Suite 2040
Toronto, Canada M5J 2T3

Attention: Andrew McKay, Chief Executive Officer
Telecopy:  (416) 602-2423

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154

Attention:  Stan Johnson
Telecopy:  (212) 407-4990

If subsequent to the Effective Time

c/o Allen-Vanguard Corporation
2400 St. Laurent Blvd.
Ottawa, Ontario
K1G 6C4

Attention: Elisabeth Preston, Chief Legal Officer
Telecopy: (613) 747-7942

with a copy (which shall not constitute notice) to:

Lang Michener LLP
Brookfield Place, Suite 2500
181 Bay Street
Toronto, Canada M5J 2T7

Attention: Carl De Vuono

Telecopy: (416) 304-3755
if to the Company:

Allen-Vanguard Corporation
2400 St. Laurent Blvd.
Ottawa, Ontario
K1G 6C4

Attention: Elisabeth Preston, Chief Legal Officer
Telecopy: (613) 747-7942

with a copy (which shall not constitute notice) to:

Lang Michener LLP
Brookfield Place, Suite 2500
181 Bay Street
Toronto, Canada M5J 2T7

Attention: Carl De Vuono
Telecopy: (416) 304-3755

Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the appropriate answer back is received or, (ii) if given by certified or registered mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, properly addressed or, (iii) if given by any other means, when delivered at the address specified herein.

Section 9.05         Expenses

Each of Parent and the Company will pay their own expenses relating to the Transactions.

Section 9.06         Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 9.07         Entire Agreement; Assignment.

This Agreement, together with the Annexes, Exhibits and Schedules hereto and the Confidentiality Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.  This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the prior written consent of each party hereto.

Section 9.08         Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.09         Interpretation.

References herein to the “knowledge of the Company” shall mean the actual knowledge of any one of the Chief Executive Officer, Chief Financial Officer of the Company, Chief Legal Officer, Vice President of Sales and Vice President of ES.  References herein to the “knowledge of Parent” shall mean the actual knowledge of the “officers” of Parent (as such term is defined in Rule 3b-2 promulgated under the Exchange Act).  Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”.  The phrase “made available” when used in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.  References to “hereof” shall mean this Agreement and references to the “date hereof” shall mean the date of this Agreement.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any other agreement or document given pursuant to this Agreement.

Section 9.10         Specific Performance.

The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 9.11         Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent mandatorily governed by the law of another jurisdiction.  Each of the parties hereto (a) irrevocably consents to the exclusive jurisdiction and venue of the Courts of the Province of Ontario in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, and (b) waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

Section 9.12         Waiver of Jury Trial.

Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with the Transaction Documents or the Transactions.  Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into the Transaction Documents and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.12.

Section 9.13         Headings.

The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.14         Ambiguities.

The parties acknowledge that each party and its counsel has materially participated in the drafting of this Agreement and consequently the rule of contract interpretation that, and ambiguities if any in, the writing be construed against the drafter, shall not apply.

Section 9.15         Counterparts.

This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 9.16         Adjustment.

In the event of any subdivision, consolidation, reclassification or other change to the Parent Common Stock or the Company Common Stock prior to the Effective Date, all appropriate adjustments shall be made, mutatis mutandis, in respect of the consideration payable in connection with the Arrangement.

Section 9.17         Currency.

For greater certainty, all dollar amounts expressed in this Agreement (unless otherwise expressly provided for herein) or in the Company Schedules (unless otherwise expressly provided for therein) are in Canadian dollars.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TAILWIND FINANCIAL INC.
By:
Name:
Title:

AV ACQUISITION CORP.
By:
Name:
Title:

ALLEN VANGUARD CORPORATION
By:
Name:
Title: